As Filed with the Securities and Exchange Commission on June 13, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
CANEUM, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	8742	33-0916900

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
170 Newport Center Drive
Suite 220
Newport Beach, CA 92660
(949) 273-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Suki Mudan, President
170 Newport Center Drive
Suite 220
Newport Beach, CA 92660
(949) 273-4000
(Name, address, including zip code, and telephone number
including area code, of agents for service)
Copies to:
Ronald N. Vance, P.C.
Attorney at Law
57 West 200 South
Suite 310
Salt Lake City, UT 84101
(801) 359-9300
(801) 359-9310 (fax)
rnvance@qwest.net

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price	Registration Fee
Common Stock, $.001 par value issuable upon conversion of Series A Preferred Stock	6,840,000	$0.675	$4,617,000	$494
Common Stock, $.001 par value issuable upon exercise of $0.50 Warrants	4,480,000	$0.675	$3,024,000	$324
Common Stock, $.001 par value issuable upon exercise of $1.00 Warrants	2,523,669	$1.00	$2,523,669	$270
Common Stock, $.001 par value issuable upon exercise of $1.50 Warrants	2,240,000	$1.50	$3,360,000	$360
Common Stock, $.001 par value issuable upon exercise of $0.75 Warrants	50,000	$0.75	$37,500	$4
Common Stock, $.001 par value issuable upon exercise of $1.40 Warrants	50,000	$1.40	$70,000	$7
Shares of Common Stock , $.001 par value	1,675,876	$0.675	$1,131,216	$121
TOTALS	17,859,545		$14,763,385	$1,580

(1)	The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus for shares owned by the selling stockholders and upon the conversion of outstanding convertible preferred stock and upon the exercise of warrants. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the preferred stock, liquidated damages shares, and upon exercise of the warrants to account for additional warrants to Ascendiant Securities, LLC. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the bid and asked prices as reported on the Over-The-Counter Bulletin Board on June 8, 2006, which was $0.675 per share.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted
Preliminary Prospectus
Subject to Completion
Dated June 13, 2006
Caneum, Inc.
17,859,545 Shares of Common Stock
     This prospectus relates to the resale by the selling stockholders of up to 17,859,545 shares of our common stock, composed of 1,675,876 outstanding shares of common stock owned by the selling shareholders, 4,000,000 shares of common stock underlying our outstanding Series A Preferred Stock convertible at the rate of one share of our common stock for each share of the preferred stock converted, together with an estimated 2,600,000 shares issuable in the event we do not meet certain financial milestones and 240,000 if our registration statement is not declared effective by a required date, 8,703,669 shares of common stock issuable upon the exercise of outstanding warrants at prices ranging from $0.50 to $1.40 per share, and 640,000 shares of common stock issuable upon the granting of additional warrants in the event certain outstanding warrants are exercised. The selling stockholders will sell at prevailing market prices or privately negotiated prices. We will pay the expenses of registering these shares.
     Our common stock is quoted on the OTC Bulletin Board under the symbol “CANM.” The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on June 8, 2006, was $0.70.
     Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 2 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
The date of this prospectus is                                         , 2006

     We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

ii

PROSPECTUS SUMMARY
     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.
Caneum, Inc.
     We are a global provider of business process and information technology outsourcing products and services across vertical industries including technology, energy, government, transportation, financial services, education and healthcare. We provide a suite of business strategy and planning capabilities to assist companies with their “make versus buy” decisions in the areas of data, network, product development, product maintenance and customer support, and fulfill these services in-house, on-shore, near-shore and off-shore, depending on the business goals and objectives of our customers. In parallel, we are opportunistically pursuing accretive acquisitions within our core outsourcing product and service suite in order to broaden our core capabilities, expand our customer base and supplement our organic growth.
     Since inception we have had significant operating and net losses. For the years ended December 31, 2005 and 2004, we generated net losses of ($1,274,945) and ($1,356,680), respectively, and for the three months ended March 31, 2006, we generated net losses of ($352,781). At March 31, 2006, we had an accumulated deficit of ($4,266,583).
     On March 28, 2006, we acquired Tier One Consulting, Inc., a California-based information technology services and solutions provider, for an aggregate purchase price of $2,750,000. Funding for the acquisition was furnished through a transaction with Barron Partners LP which closed on March 24, 2006. In that transaction we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. We also issued to Barron 4,000,000 warrants exercisable at $0.50 per share, 2,000,000 warrants exercisable at $1.00 per share, and 2,000,000 warrants exercisable at $1.50 per share. As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC received $160,000 at closing and we issued to them 60,000 common shares and 160,000 warrants exercisable at $0.50 per share, 80,000 warrants exercisable at $1.00 per share, and 80,000 warrants exercisable at $1.50 per share.
     In the transaction with Tier One, we acquired all of the outstanding shares of Tier One from its two shareholders, Michael A. Willner and Robert J. Morris. As a result of the transaction, Tier One became a wholly owned subsidiary of our company. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversaries of the closing. In addition, we deposited $343,750 into a designated bank account for payment toward the first installment and we agreed to reserve a like amount from our bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. Also as a result of the closing of the transaction with Tier One, we entered into two-year full-time employment agreements with Messrs. Willner and Morris and appointed them Senior Vice-Presidents of our company. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of our common stock pursuant to our existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter which began with the quarter ended March 31, 2006, with the first 62,500 options vesting on that date, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if we terminate him without cause.
     In addition to the financial statements for Caneum, Inc. for the years ended December 31, 2005 and 2004, and the consolidated financial statements for the quarter ended March 31, 2006, we have attached to this prospectus the financial statements of Tier One for the years ended December 31, 2005 and 2004 and the summary unaudited pro forma financial data which presents the combined condensed financial data of our company and Tier One after giving effect to the acquisition, assuming the merger had been effective as of January 1, 2005.
     Our principal executive offices are located at 170 Newport Center Drive, Suite 220, Newport Beach, CA 92660. Our telephone number is (949) 273-4000. Our Internet address is www.caneum.com. The information on our Internet website is not incorporated by reference in this prospectus.
The Offering

Common stock offered by selling stockholders	Up to 17,859,545 common shares, including the following:

• 1,675,876 shares of outstanding common stock owned by the selling shareholders;

•   Up to 6,840,000 shares of common stock underlying Series A Preferred Stock (includes 2,600,000 shares issuable upon conversion of additional Series A Preferred Stock which we would be required to issue if we do not meet certain financial milestones and up to 240,000 if we fail to meet certain deadlines pertaining to the effectiveness of our registration statement);

•   Up to 4,480,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.50 per share (includes 320,000 shares issuable upon exercise of warrants to be issued in the event of exercise of existing warrants);

•   Up to 2,523,669 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share (includes 160,000 shares issuable upon exercise of warrants to be issued in the event of exercise of existing warrants);

•   Up to 2,240,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.50 per share (includes 160,000 shares issuable upon exercise of warrants to be issued in the event of exercise of existing warrants);

• Up to 50,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.75 per share; and

• Up to 50,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.40 per share.

Common stock to be outstanding after the offering	Up to 24,079,521 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. If all of these warrants are exercised, we would receive $8,231,169; however, there is no assurance that all, or any, of the warrants will be exercised in the future. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

OTC Bulletin Board trading symbol	CANM
     The above information regarding common stock to be outstanding after the offering is based on 6,219,976 shares of common stock outstanding as of June 2, 2006, and assumes the subsequent conversion of our issued Series A Preferred Stock, including the preferred shares issued in the event that we do not meet our financial milestones, and exercise of warrants by our selling stockholders, including the warrants issuable in the event certain of the outstanding warrants are exercised.
RISK FACTORS
     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.
Risks Related to Our Company and its Business:
We have a history of losses, and we expect to continue to operate at a loss at least for the near term.
     Our company was founded on March 1, 2000, and had no business operations until it began its current business in December 2002. For the year ended December 31, 2004, we generated revenues of $534,752, with the cost of revenue of $385,314 and total operating expenses of $1,291,987. For the year ended December 31, 2005, we generated revenues of $2,175,271, with the cost of revenue of $1,676,112 and total operating expenses of $1,775,041. For the three months ended March 31, 2006, we generated revenues of $854,719, with the cost of revenue of $640,309 and total operating expenses of $566,422. We generated net losses of ($1,356,640) and ($1,274,945), respectively, for the years ended December 31, 2004 and 2005. We also generated a net loss of ($352,781) for the three months ended March 31, 2006. We expect to be cash flow positive within the next year, but we will continue to show a loss on a GAAP basis for the foreseeable future due to the new FASB requirements for expensing stock options. We expect that our expenses may increase for the foreseeable future as we seek to expand our business, implement internal systems and infrastructure, and comply with the legal, accounting and corporate governance requirements imposed upon public companies. Not later than the fiscal year ending December 31, 2007, we will be required to comply with certain regulations promulgated by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 dealing with the internal control for financial reporting. We anticipate that the cost of complying with these regulations, and the anticipated increased fees of our auditors, may be significant. However, we are unable to determine the extent of these increased costs which may delay our ability to reach profitability.

We may face damage to our professional reputation or legal liability if our future customers are not satisfied with our products or services. In either case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.
     As an outsourcing product and service company, we depend and will continue to depend to a large extent on referrals and new engagements from our customers and will attempt to establish a reputation for high-caliber professional products and services and integrity to attract and retain customers. As a result, if a customer is not satisfied with our products or services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of customer relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our products or services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain customer in the foreseeable future.
We may face substantial future capital requirements that we may not be able to satisfy, and which may cause us to delay or curtail the acquisition component of our business plan.
     We anticipate the need for further funding in the future to help support our acquisition model. This funding may be through the sale of additional shares of common stock or debt instruments, or the exercise of outstanding warrants. We are not currently generating sufficient cash from our organic operations to fund our strategic acquisition plan. Therefore, we are dependent on the proceeds of obtaining additional financing and on capturing new business from our outsourcing products and services in order to execute any non-stock based acquisitions. However, we cannot be certain that we will be able to generate sufficient cash in the future to fund our acquisition activities. In association with such activities, any issuance of additional shares of our capital stock would have a dilutive effect on existing stockholders at the time of such issuance. We may have to seek additional financing sooner than currently anticipated if we find viable acquisition targets that require a cash component in order to execute a transaction. The inability to obtain additional financing for these transactions, when it is needed and on terms that would be satisfactory to us, could have a detrimental effect on the implementation of our business plan of growth via acquisition.. If there are no additional acquisitions, it is anticipated that we will be able to operate without additional external funding by using our own cash flow and the ability to borrow on our collateralized lines of credit. In March 2006 we entered a financing agreement with Barron Partners LP, in which we issued 4,000,000 shares of Series A Convertible Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. We also issued to Barron 4,000,000 warrants exercisable at $0.50 per share, 2,000,000 warrants exercisable at $1.00 per share, and 2,000,000 warrants exercisable at $1.50 per share. While the first $2,000,000 in gross funds obtained from the issuance of Series A Convertible Preferred Stock at $0.50 per share was sufficient to allow us to close the Tier One Consulting, Inc., acquisition, the remaining $7,000,000 in potential financing tied to the exercising of up to 8,000,000 warrants at an average cash weighted exercise price of $0.875 per share is not guaranteed or assured. Additionally, the timing of any such cash based exercises associated with these warrants is also unknown. As a result, we have a financing structure in place with Barron that could potentially fill part or all of our strategic acquisition plan, but it is unknown when the timing or availability of funds will exist that would then allow us to consummate additional acquisition transactions in which a cash component is required.
Our limited operating history makes evaluation of our business by potential investors and others difficult.
     We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We commenced our current business operations in December 2002 and began generating revenue during first quarter 2003. Accordingly, we have only a limited operating history by which you can evaluate our business and prospects. As a new company, we are subject to all risks, expenses, and uncertainties frequently encountered by companies in the new and rapidly evolving markets for information technology products and services, such as rapidly changing industry needs that may inhibit the acceptance of our products or services, over-production of certain technologies that may adversely effect our product or service price points, and non-acceptance of a particular technology, for which we may market products or services. An investor in the Shares must consider our business and prospects in light of these risks, uncertainties and difficulties frequently encountered by early stage companies. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

The loss of the services of current management would have a material negative impact on our operations.
     We will be dependent on our current management for the foreseeable future. The loss of the services of any member of this management group could have a material adverse effect on our operations and prospects since we anticipate that much of our current and future business is a result of the contacts generated by current management. Although we have employment agreements with our President, Chairman, Executive Vice-President, and our two Senior Vice-Presidents, none of these agreements prohibits the employee from leaving our company and there is no assurance that they would not leave our company. We have not obtained “key man” insurance policies on any member of management.
We are in competition with a number of other companies, most of which are better financed.
     The market for information technology services is intensely competitive and highly fragmented, subject to rapid change and highly sensitive to new providers and marketing efforts by industry participants. Our competitors include large information technology consulting and service providers and application software firms such as Accenture, EDS and IBM Global Services; large Indian business process outsourcing firms such as HCL, Infosys, TCS and Wipro; smaller Indian business process outsourcing firms such as Cognizant and Sierra Atlantic; and major accounting firms such as Ernst & Young. There is also a high degree of competition among companies seeking to acquire interests in information technology service companies such as those we may target for acquisition. These include large information technology consulting companies and systems integrators such as Accenture, EDS and IBM Global Services. These competitors have longer operating histories and greater financial, technical, sales and marketing resources than do we. In addition, we also face competition from potential new entrants into the market who may develop innovative technologies or business models. Management cannot guarantee that we will be able to compete successfully against current and future competitors or that competitive pressure will not result in price reductions, reduced operating margins and loss of market share, any one of which could seriously harm our business.
Changing laws in foreign jurisdictions could affect our ability to conduct business there by limiting the freedom to outsource products and services.
     On behalf of our customers we outsource products and services to many foreign countries, such as India and Pakistan. Management anticipates issues involving foreign exchange rates, the strength or weakness of the dollar, changes in tax rates, and the possibility of taxation of Internet services, all of which could adversely affect our current business or future business or ability to conduct business in foreign jurisdictions. We market our products and services worldwide and use venders and service providers in foreign countries. However, the majority of our customers are based in the United States or are foreign companies operating within the United States. Foreign companies not doing business in the United States represent a non-material percentage of our existing or past revenues. Social, political and economic conditions inherent in marketing within foreign countries, foreign companies, international operations, and international trade may change, including changes in the laws and policies that govern Internet and offshore financial operations. Such changes could have a material negative impact on our ability to conduct business in those countries or jurisdictions.
As we attempt to acquire new business ventures, products, or services, we may incur significant costs in the process and may allocate significant time from our core business, all of which could adversely affect our operating results and stock price.
     As a part of our overall business plan, we intend to seek potential acquisition targets. As we do so, we will incur legal, accounting, and other costs associated with performing our due diligence on the proposed acquisition. For example, during 2004 and first quarter 2005, we attempted to acquire an entity but were unsuccessful in completing the transaction. We estimate that we incurred $136,866 in expenses in relation to this abandoned acquisition which we were not able to recoup. Even if an acquisition is successful, the costs associated with the transaction could be significant and could cause funds to be reallocated from our core business to satisfy these expenses. Also, management may devote significant time to a proposed acquisition or new business venture which would distract the individual from his focus on developing our core business and which could adversely affect our operating results and stock price. The integration of divergent business operations may require significant time commitment on management which may also distract management from operating our core business. The business activities of these acquisitions may also involve risks which we are unable to predict at this time. The results of operations of any specific entity may not necessarily be indicative of what may occur in the future, by reason of changing market strategies, product expansion, changes in product emphasis, future management personnel and changes in innumerable other factors. Changes in the general business climate and within the information technology industry may directly result in a failure to accomplish such planned expansion. Further, in the case of a new business venture or one that is in a research and development stage, the risks will be substantial, and there will be no objective criteria to examine the effectiveness or the abilities of its management or its business objectives. Also, a firm market for its products or services may yet need to be established, and with no past track record, the profitability of any such entity will be unproven and cannot be predicted with any certainty.
Risks Related to Our Common Stock:
There are a large number of shares underlying our Series A Preferred Stock and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.
     As of June 2, 2006, we had 6,219,976 shares of common stock issued and outstanding. In connection with our funding transaction in March 2006 with Barron Partners LP, we issued 4,000,000 shares of Series A Preferred Stock which are convertible into 4,000,000 common shares and warrants to purchase up to 8,000,000 shares. We also issued 60,000 shares and warrants to purchase 320,000 shares to Ascendiant Securities, LLC. All of the common shares underlying these outstanding preferred stock and warrants are included for resale in this prospectus. In the event our adjusted EBITDA for the year ended December 31, 2006, is less than $0.04 per share on a fully-diluted basis, or for the year ended December 31, 2007, is less than $0.08 per share, we will be required to issue up to a maximum of 2,600,000 additional shares of Series A Preferred Stock to Barron. If our registration statement for the resale of the Barron shares is not declared effective by September 24, 2006, or if we thereafter through March 24, 2008, fail to maintain the effectiveness of the registration statement, we are obligated to issue to Barron 30,000 shares for each 30-day period during which the registration statement is not effective, up to a maximum of 240,000 shares. Also, if any of the warrants held by Barron are exercised, we are obligated to issue up to 640,000 additional warrants to Ascendiant. We also have outstanding 4,730,810 restricted common shares, additional warrants to purchase 383,669 common shares, and options to purchase 6,492,671 common shares. A portion of the restricted common shares and all of the shares underlying these warrants have been included for resale in this prospectus. Of the remaining restricted shares, almost all are believed to have met the one-year holding period required by Rule 144 prior to public resale. We also intend to file a registration statement to register the shares issuable upon exercise of the outstanding options. We have further obligations pursuant to our employment agreements which may obligate us to issue additional shares in the future. The issuance and sale of these shares, or the overhang of these shares on our market, could have a negative impact on the market price of our common stock which could make it more difficult for the investors in the shares offered by this prospectus to sell their shares in the future.
Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.
     Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares.

Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.
Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.
     Under our articles of incorporation, our board of directors is authorized, subject to limitations in our agreement with Baron Partners LP, to issue up to 20,000,000 shares of preferred stock, only 4,000,000 of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. If the board causes any additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock.
We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.
     We have not paid any cash dividends since inception. We do not anticipate paying any cash dividends in the foreseeable future. As a result, investors in this offering will not be able to benefit from owning our common stock unless the market price of the common stock, plus applicable brokerage commissions and charges, is greater than the price paid for the stock by these investors.
The public trading market for our common stock is a volatile one and will likely result in higher spreads in stock prices.
     Our common stock is trading in the over-the-counter market and is quoted on the Bulletin Board. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ system or on exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time any investor in the shares sold in this prospectus wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. If all of these warrants are exercised, we would receive $8,231,169; however, there is no assurance that all, or any, of the warrants will be exercised in the future. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.
MARKET FOR OUR COMMON STOCK
Market Information
     Our shares have been quoted on the OTC Electronic Bulletin Board since July 12, 2004. Our common stock is currently traded with the trading symbol of “CANM.” The table below sets forth for the periods indicated the high and low sales prices as reported by various private services on the Internet. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2004	Third	$3.00	$1.90
	Fourth	$2.75	$2.05

FISCAL YEAR ENDED DECEMBER 31, 2005	First	$2.20	$1.25
	Second	$1.725	$1.05
	Third	$1.29	$0.70
	Fourth	$1.00	$0.65

FISCAL YEAR ENDING DECEMBER 31, 2006	First	$1.04	$0.71
     At June 2, 2006, we had 6,542,671 shares of our common stock issuable upon exercise of outstanding options to purchase shares, 8,703,669 common shares issuable upon exercise of outstanding warrants, and 4,000,000 common shares issuable upon conversion of 4,000,000 outstanding shares of Series A Preferred Stock. We have granted registration rights to register the resale of all of the shares underlying the outstanding warrants and Series A Preferred Stock, all of which are included in this prospectus. We have also granted registration rights to register 2,067,828 shares of our outstanding common, of which 1,675,876 are included in this prospectus and the balance of which are believed to have met the one-year holding requirement of Rule 144. We have not proposed to publicly offer any shares of our common stock in a primary offering.
     For a period of six months from the closing of the Preferred Stock Purchase Agreement with Barron Partners LP which occurred on March 24, 2006, none of our executive officers or directors are permitted to sell any shares of our common stock in the open market, or sell any shares in a private transaction which would permit the resale of the shares in the open market during this six-month period.
Holders
     At June 2, 2006, we had 127 shareholders of record as reported to us by our transfer agent. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah, to act as our transfer agent for our common stock.

Dividend Policy
     Since our inception we have not paid any cash dividends on our common stock and we do not anticipate that we will pay dividends in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plans
     The following table sets forth as of the most recent fiscal year ended December 31, 2005, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a) and (b))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,636,250 (1)	$0.81	2,863,750 (1)
Equity compensation plans not approved by security holders	100,000	1.08	-0-
Total	4,736,250	$0.82	2,863,750

(1)	On February 28, 2005, our 2002 Stock Option/Stock Issuance Plan was amended to increase the number of shares authorized under the plan from 3,000,000 to 7,500,000. The foregoing table reflects this amendment to the plan.
FORWARD-LOOKING STATEMENTS
     The statements contained in this prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
     Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in the information technology industry; changes in out-sourcing and off-shore operations; a general economic downturn; a further downturn in the securities markets; our early phase of operations; reliance on foreign suppliers and contractors; the inability to locate suitable acquisition targets; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.
     The risk factors discussed in “Risk Factors” could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     The following discussion should be read in conjunction with our financial statements and related notes thereto as included with this prospectus.
Background
     We are a global provider of business process and information technology outsourcing products and services across vertical industries including technology, energy, government, transportation, financial services, education and healthcare. We provide a suite of business strategy and planning capabilities to assist companies with their “make versus buy” decisions in the areas of data, network, product development, product maintenance and customer support, and fulfill these services in-house, on-shore, near-shore and off-shore, depending on the business goals and objectives of our global customers. In parallel, we are opportunistically pursuing accretive acquisitions within our core outsourcing product and service suite in order to broaden our core capabilities, expand our customer base and supplement our organic growth.
     On March 28, 2006, we acquired Tier One Consulting, Inc., a California-based information technology services and solutions provider, for an aggregate purchase price of $2,750,000. Funding for the acquisition was furnished through a transaction with Barron Partners LP which closed on March 24, 2006. In that transaction we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. We also issued to Barron 4,000,000 warrants exercisable at $0.50 per share, 2,000,000 warrants exercisable at $1.00 per share, and 2,000,000 warrants exercisable at $1.50 per share. As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC received $160,000 at closing and we issued to them 60,000 common shares and 160,000 warrants exercisable at $0.50 per share, 80,000 warrants exercisable at $1.00 per share, and 80,000 warrants exercisable at $1.50 per share.
     In the transaction with Tier One, we acquired all of the outstanding shares of Tier One from its two shareholders, Michael A. Willner and Robert J. Morris. As a result of the transaction, Tier One became a wholly owned subsidiary of our company. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversaries of the closing. In addition, we deposited $343,750 into a designated bank account for payment toward the first installment and we agreed to reserve a like amount from our bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain off-sets for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. Also as a result of the closing of the transaction with Tier One, we entered into two-year full-time employment agreements with Messrs. Willner and Morris and appointed them Senior Vice-Presidents of our company. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of our common stock pursuant to our existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter which began with the quarter ended March 31, 2006, with the first 62,500 options vesting on that date, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if we terminate him without cause.
     We anticipate that the impact of this acquisition will be significant increases in our revenues, cost of revenues and operating expenses for periods subsequent to first quarter ended March 31, 2006. In addition, we expect receiving benefits from the cross selling between our established customer bases.
Critical Accounting Policies
     Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. There were no changes to our critical accounting policies for the years ended December 31, 2005 and 2004, or the quarter ended March 31, 2006.

     We derive our revenue primarily from the sale of services either by our parent or our wholly-owned subsidiary. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” We recognize revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured.
     Cost of revenue consists primarily of payments to third-party vendors and contractors and in-house resources charged to customers based on hours of work performed. Operating expenses include general and administrative expenses and corporate overhead expenses. General and administrative expenses consist primarily of overhead in managing programs, marketing expenses for future projects, and due diligence costs in reviewing acquisition targets. Corporate overhead expenses relate to salaries and benefits of personnel responsible for corporate activities, including acquisitions, administrative, and reporting responsibilities. We record these expenses when incurred.
Results of Operations
Three Months Ended March 31, 2006, Compared to Three Months Ended March 31, 2005 (unaudited)
     We generated revenue of $854,719 and $204,522 for the quarters ended March 31, 2006 and 2005, respectively, representing an increase of $650,197 or 318% as compared to the same period in the prior year. Our increased marketing effort resulted in several Business Process Outsourcing contracts which occurred subsequent to the comparative prior year period. These contracts are with customers such as Countrywide, DirecTV and Innofone.com and generated a combined $715,120 in revenues during the quarter ended March 31, 2006, with no revenues in the comparative prior year period. In addition, during the current quarter, we recorded $49,433 in post-acquisition revenues as a direct result of the acquisition of Tier One. We expect that our reported consolidated revenue numbers will increase significantly in future periods as a result of continued organic growth and our acquisition of Tier One.
     Cost of Revenue and Gross Profit
     Cost of revenue was $640,309 and $137,938 for the quarters ended March 31, 2006 and 2005, respectively, representing an increase of $502,371 or 364% over the prior year period. The increase in absolute dollars was due to the increased sales activity as described in the preceding paragraph. The increase also includes $40,376 as a direct result of the Tier One acquisition.
     Our gross margin percentages were 25% and 33% for the quarters ended March 31, 2006 and 2005, respectively. The decrease in the gross margin percentages was primarily due to the nature of our contracts in the respective periods and the fact that, in the current quarter, we had more consultants utilized on longer-term contracts that provide a lower margin.
     We expect that our consolidated cost of revenue and gross margin will increase significantly in future periods as a result of continued organic growth and our acquisition of Tier One. We expect that our future gross margin percentage will be fairly consistent with the percentage we earned in the current quarter.
     Operating Expenses
     Operating expenses were $566,423 and $568,705 for the quarters ended March 31, 2006 and 2005, respectively, representing a decrease of $2,282 or less than 1% over the prior year period. We believe that this decrease was achieved, in light of significantly increased revenues, because of our increased focus and execution on sales and cost containment and on achieving a breakeven scenario on a cash basis.
     Stock-based compensation expense was $129,272 and $183,646 for the quarters ended March 31, 2006 and 2005, respectively. This represents a decrease of $54,374 or 30% over the prior year period. The decrease is principally the result of fewer shares vesting in the current quarter relative to the comparative prior year period (253,150 versus 536,042) and a reduction in the estimated fair value of options that resulted from current assumptions used in the Black-Scholes option pricing model.

     Payroll, excluding bonuses, and related expenses are approximately 26% of our operating expenses and amounted to $146,916 and $187,315 for the quarters ended March 31, 2006 and 2005, respectively. The decrease of $40,399 or 22% over the prior year period resulted primarily from the fact that one of our directors worked directly on a customer project during the current quarter, and accordingly, related expenses have been presented as cost of revenue.
     We determine the cost of being public as including legal and accountant fees, filing fees and investor relations. These expenses are approximately 32% of the operating expenses and amounted to $182,224 and $92,168 for the quarters ended March 31, 2006 and 2005, respectively. This increase of $90,056 or 98% resulted largely from the fact that our audit and accounting fees increased over the comparable prior year period, as our operating activities expanded, while we also undertook a investor relations campaign.
     We also incurred operating expenses of $9,057 in the current quarter that directly related to our acquisition of Tier One.
     We expect that our consolidated operating expenses will increase significantly in future periods as a result of continued growth in revenues and our acquisition of Tier One. Additionally, we expect to incur future non-cash amortization charges as a result of certain intangible assets that we acquired in connection with the Tier One acquisition.
     Net loss
     We incurred a net loss of ($352,781) and ($501,928) for the quarters ended March 31, 2006 and 2005, respectively. This 30% decrease in net loss for the current period was attributable to the factors described above.
Year Ended December 31, 2005, Compared to Year Ended December 31, 2004
     Revenue
     Revenue was $2,175,271 and $534,752 for the years ended December 31, 2005 and 2004, respectively, representing an increase of $1,640,519 or 307% over the prior year. Our increased marketing effort has resulted in several Business Process Outsourcing contracts which have occurred this year and continue to generate revenue. This is the first year for which the contracts with Countrywide and DirecTV have been ongoing. We also contracted with other customers which have potential to generate greater revenue in future quarters.
     Cost of revenue and Gross Profit
     Cost of revenue was $1,676,112 and $385,314 for the year ended December 31, 2005 and 2004, respectively, representing an increase of $1,290,798 or 335%. The increase in absolute dollars was due to the increased activity. The resulting gross margin was 23% and 28% for the years ended December 31, 2005 and 2004, respectively. The decrease in the gross margin is primarily due to the fact that we had more consultants utilized on longer term contracts with lower margin. Our margins were also impacted as it built up its transcription business during the third quarter. This business is now profitable.
     Operating expenses
     Operating expenses were $1,775,041 and $1,292,027 for the years ended December 31, 2005 and 2004, respectively, representing an increase of $483,014 or 37%. The major components of the increase were an increase in stock based compensation expense of $164,939 and increase in compensation and benefits costs including bonus of $124,921.
     Payroll, excluding bonuses, and related expenses were approximately 46% of the operating expenses and amounted to $812,894 and $687,973 for the years ended December 31, 2005 and 2004, respectively. The increase of $124,921 or 18% resulted from the fact that most of the current employees were not in place throughout 2004 and early 2005.

     Stock based compensation expense was approximately 19% of the operating expenses and amounted to $339,239 and $174,300 for the years ended December 31, 2005 and 2004, respectively, This increase of $164,939 or 94% resulted largely from the increased number of options vesting as we met our performance targets and incentivised employees and consultants.
     We calculate the cost of being public to include legal and accountant’s fees, filing fees and investor relations. These expenses are approximately 17% of the operating expenses and amounted to $293,591 and $207,368 for the years ended December 31, 2005 and 2004, respectively. This increase of $86,223 or 41% resulted largely from the fact that we were not public until July of 2004. In addition, our audit and accounting fees increased in 2005.
     During 2004, we incurred abandonment acquisition costs of $136,866, and there were no similar charges recognized during 2005.
     Other income (expense)
     Other income (expense) was $1,737 and ($76,425) for years ended December 31, 2005 and 2004, respectively. This expense of $76,425 in the year ended 2004 was due to realized losses on the sales of securities. We no longer have available-for-sale securities.
     Net loss
     We had a net loss of ($1,274,945) and ($1,356,680) for the years ended December 31, 2005 and 2004, respectively. Additional sales contracts will result in increased gross profit and we anticipate reaching breakeven sometime in 2006.
Liquidity and Capital Resources
     Cash and cash equivalents were $838,411 and $99,760 as of March 31, 2006 and December 31, 2005, respectively. The increase in cash and cash equivalents in the current quarter was a result of the cash provided by our financing activities of $2,263,183, which included sales of our Series A preferred stock, sales of our common stock, and exercises of stock options, less cash used in operations of $297,234, and cash used by investing activities of $1,227,298, which principally included cash used in our acquisition of Tier One of $1,226,353.
     Net cash used by operations was $297,234 and $422,148 for the quarters ended March 31, 2006 and 2005, respectively. The decrease in cash used by operations was largely due to the decrease in our net loss.
     Net cash used by investing activities was $1,227,298 and $0 for the quarters ended March 31, 2006 and 2005, respectively. On March 28, 2006, we closed the acquisition of Tier One Consulting, Inc. in which we acquired all of the outstanding shares of Tier One. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversary of the closing. As part of the transaction, we received the closing bank accounts of Tier One.
     Net cash provided by financing activities was $2,263,183 and $40,000 for the quarters ended March 31, 2006 and 2005, respectively. On March 24, 2006, we entered into and closed a funding agreement with Barron Partners, LP (“Barron”). Pursuant to the Agreement, we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for net proceeds of $1,790,000. Additionally during the quarters ended March 31, 2006 and 2005, we raised gross proceeds of $480,003 and $40,000 respectively, from the issuance of common stock through private placements and the exercise of stock options. With the Barron financing and the Tier One acquisition, management believes that the funding and acquisition will enable us to attain a cash neutral position within the next year.
     Additionally, we may continue to compensate employees with equity incentives, where possible, and continue to utilize equity instruments to compensate existing and new employees hired to minimize cash outlays.

Management believes this strategy provides the ability to increase stockholder value as well as utilize cash resources more effectively.
     During future periods, we may seek additional funding to finance future acquisitions. The amount and timing of such capital transactions is not yet known and will depend largely on our operating needs and the cost to acquire new information technology companies. Our ability to secure this additional funding given present market conditions is uncertain, as is the financial effect any such funding may have on our capital structure or operating results.
Off-Balance Sheet Arrangements
     During the years ended December 31, 2005 and 2004, and the three months ended March 31, 2006, we did not engage in any off-balance sheet arrangements.
Recent Accounting Pronouncements
     In December 2004, the FASB issued SFAS 123R, which revises SFAS 123, APB 25 and related accounting interpretations. SFAS 123R eliminates the use of the intrinsic value method for employee stock-based compensation and requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R requires the expensing of all share-based compensation, including options, using the fair value based method. We adopted this standard on January 1, 2006.
     In December 2004, the FASB issued SFAS 153 which is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS 153 also replaces the narrow exception for nonmonetary exchanges of similar productive assets with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. APB 29 previously required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle of fair value for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We evaluated the impact of the adoption of SFAS 153 and we do not believe there was a significant impact to our overall results of operations or financial position.
     In May 2005, the FASB issued SFAS 154 which replaces APB 20 and SFAS 3 to require retrospective application of changes in accounting principle to prior periods’ financial statements. The provisions of SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a material effect on our financial statements.
     The FASB issued SFAS 155 in February 2006. SFAS 155 amends SFAS 133 and SFAS 140. SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. In summary, SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivative requiring bifurcation. SFAS 155 clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS 140 to eliminate the prohibition on qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. We are presently assessing the impact that the adoption of SFAS 155 will have on our financial statements.

BUSINESS AND PROPERTIES
Background
     We were incorporated in the State of Nevada on March 1, 2000, as Saiph Corporation. We changed our name to SaiphT Corporation on March 5, 2003, and to Caneum, Inc. on July 21, 2003.
     Prior to December 2002, we had no operating history. During 2003 and 2004 we commenced our core business activities of providing a broad array of business process and information technology outsourcing products and services. We earned our first significant operating revenues during the fourth quarter of 2003, at which time we ceased to be a development stage enterprise. We also actively sought potential acquisition targets.
     On March 24, 2006, we filed with the State of Nevada a Certificate of Designations, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designations”) in connection with the transaction with Barron Partners, LP described below. The Certificate of Designations authorizes and designates 4,000,000 shares of our authorized preferred stock as Series A Preferred Stock, par value $0.50 per share (the “Series A Preferred Stock”). No dividends are payable with respect to the Series A Preferred Stock. The Series A Preferred Stock has only limited voting rights in the event of a proposed adverse change to the powers, preferences or rights of the Series A Preferred Stock, the proposed creation of any class of stock ranking senior as to dividends or distribution of assets upon a liquidation, a proposed amendment to our articles of incorporation or other charter documents in breach of any of the provisions of the Certificate of Designations, an increase in the number of authorized shares of the Series A Preferred Stock, or a proposal to enter into any agreement with respect to the foregoing. Upon any liquidation, dissolution, or winding-up of our company, whether voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive out of the assets of our company for each share of Series A Preferred Stock an amount equal to $0.50 before any distribution or payment is made to the holders of any junior securities. Each share of Series A Preferred Stock is convertible into one share of our common stock. Shares of Series A Preferred Stock are subject to adjustment in the event of any stock split or stock dividend, or certain equity sales.
Overview
     We provide customers with comprehensive, full-service business process and information technology outsourcing products and services. We seek growth through acquisitions and through an underlying business model for the outsourcing of business process and information technology products and services. We deliver our services through a blend of in-house resources and on-shore, near-shore and/or off-shore capabilities from both English and non-English speaking countries, depending on customer-specific requirements. With delivery capabilities in India and Pakistan, we also monitor off-shore opportunities in other low-cost geographies such as China, Russia, the Philippines and Vietnam. We employ an agnostic approach to assist with the business planning and strategy that leads to the make-versus-buy decisions of our customers. Fundamentally, this strategy does not rely on off-shore outsourcing alone, but orchestrates the right solution for the requirements of our customers.
     We are also opportunistically looking to consolidate outsourcing product and service companies primarily to expand our revenue base and simultaneously broaden our horizontal capabilities, target vertical markets and geographic reach, in terms of both customers and fulfillment. Our overall goal is to offer an assortment of outsourcing products and services to our customers. This acquisition strategy is intended to operate in parallel with our internal growth and to assist us in expanding both the products and services we provide our existing customers and our overall customer base itself. We believe that the growth of our operations requires faster deployment and a larger pool of skill sets than currently exists exclusively inside our company.
     We provide products and services to our customers through an approach that can combine our own technical and account management team and/or through a number of companies or individuals located off-shore. The core technical capabilities of these off-shore entities include skill sets such as custom development on both J2EE and .NET platforms, remote database administration for Oracle, DB2, and SQL Server, and ERP package configuration and integration. Through our management we also have access to off-shore resources for outsourcing business process services such as call centers, hosted communications services and administrative processes, including human resources, finance and accounting.

Recent Events
     Barron Transaction
     On March 24, 2006, we entered into and closed a funding agreement with Barron Partners, LP. Pursuant to the Preferred Stock Purchase Agreement which set forth the terms of the funding, we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. The Series A Preferred Stock is convertible into shares of our common stock on a share-for-share basis, and is subject to adjustment in the event of certain corporate transactions. In addition, if we fail to meet certain adjusted EBITDA targets for 2006 or 2007, we have agreed to issue additional shares of Series A Preferred Stock to Barron, not to exceed 2,600,000 shares. Pursuant to the agreement with Barron, we also issued 4,000,000 A Warrants exercisable at $0.50 per share, 2,000,000 B Warrants exercisable at $1.00 per share, and 2,000,000 C Warrants exercisable at $1.50 per share. The warrants are exercisable immediately and expire on March 24, 2010. At any time that the average closing sale price of our common stock for a period of twenty consecutive trading days equals or exceeds 200% of the then existing exercise price of the warrants, and provided that a registration statement covering the shares underlying the warrants is available for the resale of the common shares, we have the right, upon twenty days written notice to the warrant holders, to call the warrant for cancellation in whole or in part. Maximum potential funding pursuant to our agreement with Barron, including the purchase of the Series A Preferred Stock and assuming the exercise of all of the warrants, of which there is no assurance, is $9,000,000. At closing, we also paid a $50,000 due diligence fee to Barron.
     The Preferred Stock Purchase Agreement also prevents any officer or director of our company from selling any shares for a period of six months from March 24, 2006.
     As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC (“Ascendiant”) received $160,000 at closing and we issued to them 60,000 common shares and 160,000 A Warrants, 80,000 B Warrants, and 80,000 C Warrants. We have also agreed to issue to Ascendiant warrants equal to 8% of the shares issued to Barron upon any future exercise of the outstanding warrants issued to Barron upon the same terms as the warrants so exercised. If all of the warrants are exercised by Barron, we would be obligated to issue a total of 320,000 D Warrants, 160,000 E Warrants, and 160,000 F Warrants to Ascendiant. We have agreed to register the common shares underlying the warrants and the 60,000 common shares issued to Ascendiant.
     In connection with the closing of this funding transaction on March 24, 2006, we entered into a Registration Rights Agreement with Barron and have agreed to register the common shares issuable upon conversion of the outstanding shares of the Series A Preferred Stock and the common shares issuable upon exercise of the warrants held by Barron. If the registration statement is not effective within six months from March 24, 2006, we have agreed to pay liquidated damages equal to 30,000 shares of common stock for each thirty-day period after this six-month period during which the registration statement is not effective, or if we do not maintain the effectiveness of the registration statement, up to a maximum of 240,000 shares.
     Tier One Transaction
     On March 28, 2006, we entered into and closed a Stock Purchase Agreement with Tier One Consulting, Inc. and its two shareholders, Michael A. Willner and Robert J. Morris, in which we acquired all of the outstanding shares of Tier One. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversary of the closing. In addition, we deposited $343,750 into a designated bank account for payment toward the first installment and we agreed to reserve a like amount from our bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. The funds for the payment at closing and the deposit into the designated bank account were furnished from the funding transaction with Barron described above. As a result of the acquisition of all of the outstanding stock of Tier One from its shareholders, Tier One is now a wholly owned subsidiary of our company with Alan Knitowski, our Chairman, Gary Allhusen, our Executive Vice-President, and Robert J. Morris, our Senior Vice-President, constituting the board of directors of Tier One.
     Effective with the closing of the transaction with Tier One, we entered into two-year full-time employment agreements with Messrs. Willner and Morris and appointed them Senior Vice-Presidents of our company. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of our common stock pursuant to our existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter beginning with the quarter ended March 31, 2006, with the first 62,500 options vested on March 31, 2006, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if we terminate him without cause.
     Tier One is an information technology services and solutions provider now co-located with Caneum in Newport Beach, California. It was founded in 2003 and has been managed by Messrs. Willner and Morris. It currently has over forty customers, including commercial and government entities. Representative vertical industries associated with Tier One’s customer base include automotive, banking, communications, consumer goods, energy, financial services, insurance, government, media and entertainment, medical, technology, and utilities. Prior to our acquisition of Tier One, we outsourced several projects for our customers to Tier One.
Our Outsourcing Products and Services
     Industry Overview
     Management believes that many companies today face increasing customer demands to improve service levels, lower costs and shorten times to market. In this competitive environment, improving business processes and information technology are critical to achieving these objectives. At the same time, the pace of technology evolution has accelerated. In order to remain competitive, companies are increasingly required to adopt emerging technologies.
     These emerging technologies offer the promise of faster, more responsive, lower cost business operations. However, their development, integration and on-going management present major challenges and require a large number of highly skilled individuals trained in many diverse technologies. In addition, companies also require additional technical resources to maintain, enhance and re-engineer their core legacy systems for new business opportunities to address on-going application management projects.
     Many companies have made the strategic decision to focus on their basic competencies and reduce their cost structures rather than invest in the additional large business process reengineering and information technology staffs that are necessary to evaluate, implement and manage business process and information technology initiatives in a rapidly changing environment. Consequently, these companies have turned to business process and information technology outsourcing providers, both to develop and implement new solutions and to maintain core legacy systems.
     As the global demand for business process and information technology services has increased, the number of qualified professionals has not kept pace with such demand. As a result, some outsourcing service providers have attempted to access the large talent pool in certain developing countries, particularly India. India is widely acknowledged as a leader in off-shore business process and information technology outsourcing services and has the second largest pool of information technology talent behind the United States. Historically, outsourcing service providers have used the off-shore labor pool primarily to supplement the internal staffing needs of customers. However, evolving customer demands have led to the utilization of off-shore resources for higher value-added services. Such services include application development, software integration, software maintenance, and call centers. The use of off-shore personnel can offer a number of benefits, including faster delivery of new solutions, more flexible scheduling and lower costs. However, utilizing an off-shore workforce to provide value-added services presents a number of challenges to business process and information technology service providers.
     The off-shore implementation of value-added business process and information technology services requires highly developed project orchestration and consulting skills. Such skills are necessary to design, develop and deploy high-quality solutions in a timely and cost-effective manner. In addition, business process and information technology service providers must have the methodologies, processes and communications capabilities to successfully integrate off-shore workforces with on-site personnel. Service providers must also have strong research and development capabilities and technology competency centers. Finally, service providers utilizing off-shore workforces must continually recruit and manage their workforces to deliver solutions using emerging technologies. As a result of the increasing demand for global business process and information technology services, management believes a significant opportunity exists for outsourcing service providers that can successfully address the challenges in utilizing an off-shore talent pool. We believe that through our management team we can deliver the services to meet the needs of companies seeking to outsource their business process and information technology functions.
     To best take advantage of this growing trend, we offer two types of services and an advanced mobile enterprise technology product:
•	Information technology outsourcing (ITO) comprised of IT Enterprise Software Services, including architecting, integrating, deploying, migrating and maintaining front-end sales force automation (SFA), back-end enterprise resource planning (ERP), case management, expert system and enterprise application software packages; IT Infrastructure Services, including systems administration, database administration, web development, network optimization, infrastructure audits and system architecture; Product Development, including hardware, firmware and software coding, development and maintenance for existing product lines and next generation product prototyping; and IT Assurance Services, including outsourced governance and Sarbanes-Oxley associated compliance solutions.

•	Business process outsourcing (BPO) comprised of customer support, including call centers and web agents for online, technical, customer and product support; human resources, including benefits packages, pre-employment screening and staffing; sales and marketing, including online web agents, lead generation and distribution channel expansion; investor relations and public relations, including audio transcription and web development, deployment and maintenance for investor communications; and finance and accounting, including data entry and back office processing.

•	Enterprise mobility (EM) is centered on technology from ClairMail, a provider of “one click mobile access to any application from any device.” ClairMail transforms messaging into an access technology, enabling mobile device users to instantly access applications and services with just one-click. The ClairMail approach is one that our management believes is a breakthrough solution for both enterprise mobility and remote information access to secure enterprise information. Its benefits include:
•	1-click access from user’s address book (i.e. e-mail, SMS, IM, etc.);

•	1-click access to any enterprise application (i.e. SAP, Siebel, custom, etc.);

•	no client software or user training ;

•	no changes to existing enterprise applications; and

•	Rapid deployment of multiple applications
We are a reseller of ClairMail’s products as well as an exclusive system integrator for the Southwest region in the United States. Through this broad range of solution capabilities, we help our customers optimize their enterprise processes and provide them with the ability to extend those benefits to their mobile workforce. No sales have been reported through March 31, 62006, as a result of our reseller agreement.
     Recent Developments in Our Business
     During first quarter of 2006 we expanded our customer base through the acquisition of Tier One Consulting to more than seventy companies ranging in size from Fortune 500 on the higher end to Silicon Valley startups on the lower end.
     Risks of Foreign Operations
     Our global operations may pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address, nor do we have the resources available to fully research and anticipate each potential risk. Our business includes outsourcing of services to foreign countries, particularly India. As a result, we are subject to a number of risks relating to conducting business operations in India and other foreign countries. Because of our relative small size and the limited resources available to it to investigate the specific applicability of all of the potential risks associated with our off-shore operations, management is not able to specify or quantify all of these risks. This inability to extensively predict the specific risks of foreign operations creates a risk for us in so far as these risks may be realized in unanticipated and unforeseen ways in the future. These risks may be especially apparent in our inability to dedicate significant resources to pursuing legal recourse in foreign jurisdictions either to defend legal actions by foreign companies or governments or to protect our legal rights in such countries. In general, the risks which may apply to off-shore operations may include the following:
•	the absence in some jurisdictions, especially those outside of India, of effective laws to protect our intellectual property rights or any work product produced by off-shore subcontractors;

•	multiple and possibly overlapping and conflicting tax laws;

•	restrictions on the movement of cash;

•	the burdens of complying with a wide variety of national and local laws;

•	political instability which could result in expatriation of our intellectual property without compensation;

•	currency fluctuations, especially if the U.S. dollar is devalued in the foreign country, which could result in us having to pay more for the services provided off-shore;

•	longer payment cycles;

•	restrictions on the import and export of certain technologies;

•	price controls or restrictions on exchange of foreign currencies; and

•	trade barriers which could limit our ability to outsource certain operations to a foreign country.
Our Business Acquisition Strategy
     Acquisition Targets
     Management continues to seek potential acquisition candidates. Our potential acquisition activities are divided into two categories which we have designated as strategic acquisitions and opportunistic acquisitions. Strategic acquisitions would generally fit into two specific areas of opportunity. The first area consists of our off-shore subcontractors that would be acquired and run as wholly owned subsidiaries in order to reduce operating costs, to enhance the operating margins of the consolidated entities and to expand the customer base from which both companies could draw to expand their business. The second area consists of new potential subcontractors that when acquired would bring both new or expanded outsourcing capabilities and new customers to our customer base. Opportunistic acquisitions generally fit into business process and/or information technology products or services companies that when acquired would provide us entry into a new market or markets with similar operational benefits to our strategic acquisitions.
     To date, we have investigated, conducted due diligence on and engaged in preliminary negotiation with a number of potential target companies in the area of outsourcing services. These companies have included targets in the United States, Canada, Australia, Romania and India. The majority of the companies evaluated did not meet our acquisition criteria and thus negotiations were terminated. However, to date several of the companies did meet our general acquisition criteria and we continue to explore additional opportunities.
     Management anticipates that such acquisitions would be funded primarily through the issuance of our shares in non-cash transactions. The anticipated result of such acquisitions would be to provide additional business process and information technology products and services and/or to augment our current staff. We seek to acquire mature, quality companies with sound financials, intriguing capabilities, a loyal customer base and talented management teams that have a passion for what they are doing and want to continue to run and grow their companies. We have unrestricted discretion in seeking and participating in a business opportunity.
     We primarily seek to acquire mature, cash flow positive, profitable companies; however, we are also interested in identifying additional growth opportunities that are not currently being addressed within the individual company’s business plan. We evaluate these opportunities for the potential to infuse additional capital to fund growth.

     Selection Criteria for Acquisition Targets
     Prospective acquisitions will be selected for their profitability, capability, technology, market position, customer base, and management teams. Our current general acquisition criteria consist of targeting private companies with less than $5,000,000 in annual revenues, little or no debt and no cash flow problems. We will seek target companies with strong management teams that desire to continue to run and grow their companies and that also have existing products and services with recurrent revenue streams. We will also seek companies with a stable customer base which fits inside our current outsourcing business.
     Management intends to consider a number of factors prior to making any final decision as to whether to purchase a company or to participate in any specific business endeavor, none of which may be determinative or provide any assurance of success.
     Selection Process for Acquisitions
     The selection of a business opportunity in which to participate is complex and risky. Additionally, as we have only limited resources available to us, it may be difficult to find good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity based on management’s business judgment.
     We are unable to predict the time as to when and if we may actually participate in any specific business endeavor. We anticipate that proposed business ventures may be made available to us through personal contacts of directors, executive officers, stockholders, professional advisors, broker dealers in securities, venture capital personnel, members of the financial community, attorneys, and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate. Such persons may include our directors, executive officers, beneficial owners or our affiliates. In this event, such fees may become a factor in negotiations regarding a potential acquisition and, accordingly, may present a conflict of interest for such individuals. Our directors and executive officer have not used any particular consultants, advisors or finders on a regular basis to locate potential business opportunities. However, we subscribe to a service offered by Merger Networks which supplies us with a regular stream of potential acquisition possibilities.
     The possibility exists that we may acquire or merge with a business or company in which our executive officer, directors, beneficial owners or our affiliates may have an ownership interest. Our current policy does not prohibit such transactions. Because no such transaction is currently contemplated, it is impossible to estimate the potential pecuniary benefits to these persons.
Competition
     Outsourcing Services
     We believe that competition in the business process and information technology outsourcing products and services market is based upon the following factors:
•	Speed of response to customer requests;

•	Flexibility and willingness to adapt to customer needs;

•	Responsiveness to customer demands;

•	Number and availability of qualified human resources;

•	Project management capability;

•	Technical expertise;

•	Size and reputation;

•	Brand recognition and geographic presence; and

•	Price.
     It can be assumed that we and any acquired company will compete with numerous large companies that have substantially greater market presence and financial, technical, marketing and other resources than we have.

Principally, these competitors include large outsourcing service providers and application software firms such as Accenture, EDS and IBM Global Services; large Indian outsourcing firms such as HCL, Infosys, TCS and Wipro; and smaller Indian outsourcing firms such as Cognizant and Sierra Atlantic, amongst others.
     However, management believes that in selected cases when we develop new sources of business opportunities, the Indian competitors are often amenable to subcontracting agreements with us to increase their market presence in the United States to the mutual benefit of both companies.
     Many of our competitors have expanded their service offerings over the past several years and have increased their focus on business process outsourcing services markets, thus increasing the number of organizations that are providing services similar to ours.
     As a result of continued competition, we expect to encounter pricing pressure, which in turn could result in reductions in the average selling price of our business process outsourcing and other services. There can be no assurance that we will be able to offset the effects of any price reductions through an increase in the number of customer engagements, higher revenue from enhanced services, cost reductions or otherwise. In addition, we believe that continuing consolidation in the business process and information technology outsourcing market could result in increased price pressure and other competition in the industry.
     Acquisition Activities
     There is a high degree of competition among companies seeking to acquire interests in business process and information technology product and service companies such as those we may target for acquisition. A large number of established and well-financed entities, including large information technology consulting companies and systems integrators such as Accenture, EDS and IBM Global Services are active in acquiring interests in companies that we may find to be desirable acquisition candidates. Many of these entities have significantly greater financial resources, technical expertise and managerial capabilities than do we. Consequently, we may be at a competitive disadvantage in negotiating and executing possible acquisitions of these entities as many competitors generally have easier access to capital than do we. Although entrepreneur-founders of privately held information technology service companies may place greater emphasis on the ease of access to capital than on obtaining the management skills and networking services that we can provide, management believes that we offer unique and attractive benefits, including using the experience and ability of our founders and management, to assist the acquired companies with their operating strategy, plans and execution while preserving the acquired companies’ business culture and identity.
     In addition, it is anticipated that each of the prospective acquired companies would face significant competition in its individual market. With limited barriers to entry by others, we believe competition will continue to grow both from new entrants to the market as well as from existing participants, such as software vendors expanding the breadth of their products and services into the market served.
Employees
     At May 31, 2006, we had ten full-time employees, including our Executive Vice President, Gary Allhusen, our Vice President of Infrastructure Services, Andrew Miller, our President, Suki Mudan, our two Senior Vice-Presidents, Robert J. Morris and Michael A. Willner, and five other staff members.. Two of our directors, Robert Mitro and Alan S. Knitowski, provide consulting services on a regular part-time basis.
Facilities
     Our administrative offices, consisting of approximately 1,518 square feet of office space, are located at 170 Newport Center Drive, Suites 220 and 210, Newport Beach, California. We sublease this office space from Cygni Capital LLC and Trycera Financial on a month-to-month basis pursuant to subleases dated July 1, 2004 and April 1, 2006, respectively. Monthly rent for the combined space is $2,250.

LEGAL PROCEEDINGS
     From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.
MANAGEMENT
Current Management
     The following table sets forth as of June 2, 2006, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

			Director
Name	Age	Position(s)	Since
Sukhbir Singh Mudan	57	Director, President & Treasurer	2002
Alan S. Knitowski	37	Chairman	2003
Robert F. Mitro	65	Director	2003
Avtar Singh Ranshi	58	Director	2003
Luan Dang	34	Director & Vice-Chairman	2005
Gary D. Allhusen	44	Executive Vice-President	—
Andrew Miller	36	Vice-President, Infrastructure Services	—
Michael A. Willner	51	Senior Vice-President	—
Robert J. Morris	36	Senior Vice-President	—
     Directors are elected for a term of one year and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by our board of directors. The board of directors has not selected a date for the next annual meeting of shareholders. Officers are elected by the board of directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.
     Set forth below is certain biographical information of our executive officers and directors:
     Sukhbir Singh Mudan has been the President since August 1, 2002, Treasurer since June 11, 2003, and a director since August 1, 2002. Mr. Mudan was the COO and Venture Partner of IP Capital Partners in La Jolla, California, from 2001 to 2002. IP Capital Partners was focused on identifying and creating value in early to mid stage technology companies that are poised to become future leaders in their specific market segments. IP Capital leverages its access and special ties to the region’s universities and research centers with its deep business community and industry contacts to identify and facilitate the growth of next generation technology companies. From 1998 to 2001 Mr. Mudan was a senior consultant at Nextera Interactive, a technology and management consulting company that was part of Knowledge Universe. In 1985, he founded Comwave Inc., originally a Packet Data radio company and subsequently a fax broadcasting company that was acquired by a publicly traded company in 1994. In his capacity as CEO, he led the company from a small UK based company to becoming a global company with offices in various countries interconnected by a private data network. Previously, from 1981 to 1985, Mr. Mudan was a strategy consultant with Booz Allen and Hamilton. Mr. Mudan graduated in Chemical Engineering from Imperial College, London University and holds a Masters degree in Management Studies from Balliol College, Oxford University.
     Alan S. Knitowski has been the Chairman of the board since June 11, 2003. Since November 2000, he has been involved in a number of companies in a number of ongoing capacities including: advisory board member of IntEnt Media Ventures, Director of Windspring, Inc., formerly Zentronix Pty Limited (Australia), and angel investor in numerous privately held technology, media, biotechnology and energy companies, including Vonage Holdings,

Inc. He has also been the Chairman of Trycera Financial, Inc., since June 2004, Co-Manager of Trymetris Capital Management LLC since April 2004 and Managing Partner of Ecewa Capital Group LLC since January 2004. From August 2000 to July 2003, Mr. Knitowski was Co-Founder and Director of Telverse Communications, a next-generation advanced services ASP focused on wholesale communications services for carriers, service providers and value-added resellers, which was acquired by Level 3 Communications. From November 2000 to March 2003, Mr. Knitowski was Director of Marketing for the Voice Technology Group at Cisco Systems and was responsible for business, market and community development, including business planning and strategy for Cisco’s global packet voice initiatives. In November 2000, Mr. Knitowski joined Cisco as part of the Vovida Networks acquisition, where he served as Founder, President and CEO and led the company from idea conception in February 1999 through its eventual acquisition by Cisco.
     From December 2000 to October 2002, Mr. Knitowski was an investor and Director of vCIS, a proactive software behavior analysis and anti-virus security company, and helped negotiate and structure its acquisition by Internet Security Systems. Additionally, from April 1999 to October 2002, he was a Founding Director of both the Open Multimedia Protocol Alliance and the International Softswitch Consortium, which were subsequently merged and scaled to nearly 200 companies prior to renaming itself to become the International Packet Communications Consortium in 2003. During his tenure at the consortium, Mr. Knitowski served as its Vice Chairman, Co-Chair of its Government Liaison Working Group and one of its external evangelists.
     Previously, Mr. Knitowski worked in various operational, line management and consulting roles with The Results Group, from June 1998 to February 1999; Nortel Networks, from August 1996 to June 1998; Hewlett-Packard, from May 1991 to September 1991; and the United States Army, from September 1991 to August 1996, where he served as an Airborne, Air Assault and Ranger qualified Captain in the Corps of Engineers both domestically and abroad. Mr. Knitowski received his Bachelor of Science degree in industrial engineering in 1991 from the University of Miami. He received his Master of Science degree in industrial engineering in 1992 from the Georgia Institute of Technology, and his MBA in 1999 from the Haas School of Business at the University of California at Berkeley. He has delivered and moderated general and executive sessions at various events and conferences within the communications industry and has appeared on both radio and television to discuss next-generation networking and packet voice.
     Robert F. Mitro was the Vice Chairman of the board from June 11, 2003, until 2005, and has been a director of our company since 2003. He had been retired since October 2002. Since January 2004, he has also been the Chairman of the board for Windspring, Inc. [formerly Zentronix Pty Limited (Australia)], which has introduced an innovative data miniaturization software technology to supersede traditional compression technology for wireless, digital mapping and high speed storage and search applications. In February 2005, Mr. Mitro also assumed the WindSpring CEO position. From January 2001 until October 2002, he was President and CEO of vCIS, Inc., a proactive software behavior analysis and anti-virus security company which was acquired by Internet Security Systems in 2002. Prior to joining vCIS Technology, Mr. Mitro has held numerous executive positions including President of eCycle, Inc. from January 1998 to April 1999; President and COO of Engelhard/ICC from June 1994 to April 1995; Senior Vice-President and General Manager of PictureTel Sales, Marketing and Services Group from September 1988 to June 1994; Vice-President Sales and Marketing for Harris Corporation from October 1985 to July 1988; plus Group Director for IBM Storage Systems Group from October 1984 to September 1985, and Manager for IBM Engineering/Scientific Marketing from March 1981 to September 1984 during a 17 year career at IBM from November 1968 to September 1985. In addition to his general management experience, Mr. Mitro has had a successful 30 year sales, marketing and business development career in maximizing revenues and profits for a variety of companies in the high tech industry, including extensive experience in business strategy and development, organization development, market entry for emerging products and markets, global market and channel development; strategic partner alliances, and joint venture investment strategies for both large corporations and start-up companies alike. Mr. Mitro has recently served on the board of directors of Vovida Networks from February 1999 to November 2000 when it was acquired by Cisco Systems. He has served as a director of Telverse Communications from August 2000 to July 2003 when it was acquired by Level 3 Communications, and vCIS Technology from January 2001 to October 2002 when it was acquired by Internet Security Systems. Mr. Mitro received a Bachelor of Engineering from Stevens Institute of Technology, Hoboken, New Jersey, in 1965, and completed Executive Programs at the Graduate Schools of Business at Harvard University in 1975 and the University of Michigan in 1979.

     Dr. Avtar Singh Ranshi has been a Director of the board since 2003, and has also been a director of Spotform, PLC, an English limited liability company engaged in the car and van rental business, since 1991. He received his Bachelor of Science, Masters of Science, and Doctorate degrees from the University of Manchester, UK, in 1970, 1972, and 1974, respectively. Dr. Ranshi worked for four years, from 1975 to 1978, for National Nuclear Corporation primarily focusing on the structural impact of an earthquake or aircraft impact on nuclear power stations. He then worked for twelve years, from 1978 to 1990, for SDRC, a US company, where he held several management positions in Technical Support, Sales, Marketing and General Management with profit and loss responsibility. With SDRC he also spent four years in Germany as the Country Manager for Central Europe with complete control of all business in Germany, Austria, Switzerland and emerging eastern European countries. Dr. Ranshi has authored several technical papers in international journals from his Masters and Doctoral research, as well as from his work at National Nuclear Corporation and SDRC. He has also presented technical papers at several international conferences.
     Luan Dang has been a Director of the board since 2005, and Vice Chairman of the board since 2005. He has also been a Director for Trycera Financial, Inc., since June 2004, and was previously a Director of Engineering for Cisco Systems from November 2000 until March 2005, overseeing the development of VoIP products and strategies and the next generation SIP call control. From February 1999 until November 2000, he co-founded and was employed by Vovida Networks, a software development firm for packet communications, as CTO and senior vice president. Upon its acquisition by Cisco Systems, Mr. Dang worked for Cisco’s Voice Technology Group until his departure in March 2005, and introduced VoIP product capabilities into the Linksys product line upon its acquisition by Cisco. From 1999 to 2002, Mr. Dang also served as a member of the Technical Advisory Council for the International Softswitch Consortium, which has since become the International Packet Communications Consortium. In addition to filing two telephony patents for voice-over-IP in 1999 and caller IP in 1998, he holds a patent on display screen management apparatus in 1997. Mr. Dang received his Bachelor of Science degree in computer science from the University of California at San Diego in 1992. He received his Masters of Science degree in computer science from Stanford University in 1996. Mr. Dang has been an honored speaker at national and international conferences in the telecom industry, including acting as Chairman of the Media Gateway Control 2000 Conference in La Defense, France.
     Gary D. Allhusen was appointed as our Executive Vice-President on March 17, 2004, and Assistant Secretary to the board in 2005. From February 2003 until March 2004, Mr. Allhusen was a Director in the Communications Industry Practice with EDS selling and delivering large transformational consulting and outsourcing programs. Mr. Allhusen also set up EDS’ strategic transformational outsourcing practice focused on the business and information technology transformational outsourcing market. From July 2000 through January 2003 Mr. Allhusen was a Principal with A. T. Kearney, a high value management consulting firm and subsidiary of EDS. While at A. T. Kearney, Mr. Allhusen focused on providing information technology strategy and alignment consulting services to large multi-national organizations. He was also responsible for embedding business process transformation and information technology operational excellence services into large EDS outsourcing deals. Major customers of Mr. Allhusen included Sprint, Bechtel, i2 Technologies, Hewlett-Packard, Boeing, Solar Turbines, Jet Propulsion Laboratory, Warner Brothers Studios, and Warner/Elektra/Atlantic. From June 1994 until July 2000, he was employed by Ernst & Young LLP. From June 1989 through May 1994, he was employed by Hughes Space and Communications Company and from August 1984 through August 1987, he was employed by the New York State Energy Research and Development Authority.
     In 1984, Mr. Allhusen received a Bachelor of Science degree in mechanical and aerospace engineering from Sibley School, Cornell University. In 1989, he received his MBA from Johnson Graduate School of Management, Cornell University. And in 1993 he received a Master of Engineering degree in operations research and industrial engineering from the School of Operations Research and Industrial Engineering, Cornell University. He has published and spoken at major conferences on the topic of Information Technology Strategy and Alignment. He is also active on the Management Committee for the Special Olympics of Southern California Summer Games’ Tennis Venue where he is responsible for running the annual competition.
     Andrew Miller has been our Vice President of Infrastructure Services since December 2005, and was Director of Infrastructure Services since April 2005. From August 2002 to April 2005, he was a Manager for Deloitte Consulting LLP, performing information technology consulting. From October 2001 to August 2002, he was Director of Consulting Services for Axcent Solutions, Inc., a company that provided information technology consulting. Mr. Miller received his Bachelor of Arts degree in chemistry from Cal State Sonoma in 1992.
     Michael A. Willner has served as our Senior Vice-President since March 28, 2006. He has served as President of Tier One Consulting, Inc., our wholly owned subsidiary, since March 2003. From January 2002 until January 2003 he was employed as Senior Vice-President of Sertan, a software company. From June 1999 until October 2001, Mr. Willner was employed as President of Net-Strike Worldwide, an employee management firm. He received his Juris Doctor degree from Antioch School of Law in 1979.
     Robert J. Morris has served as our Senior Vice-President since March 28, 2006. He has served as Vice-President and Chief Financial Officer of Tier One Consulting, Inc., our wholly owned subsidiary, since March 2003. From October 2000 until October 2002 he was employed as Vice-President of Operations for Net-Strike Worldwide, a professional IT services company. Mr. Morris received his MBA degree in 1998 from Loyola Marymount.
Board Committees and Advisors
     Audit and Compensation Committees. In August 2003, our board created an Audit Committee and a Compensation Committee. Luan Dang and Dr. Avtar Singh Ranshi currently serve on each committee as independent directors. Mr. Dang is chair of the Compensation Committee and Dr. Ranshi is chair of the Audit Committee. Our board of directors has determined that we do not have an audit committee financial expert serving on our Audit Committee. Our board has determined that the need for an audit committee financial expert during our initial phase of operations does not warrant the expense to retain such an expert.
     Advisory Board. In October 2003, we established an advisory board to assist management in its business goals. The members of the Advisory Board are Jason Daggett, Roger Goulette, and Chris Deelsynder. Jason Daggett was appointed to the advisory board effective July 28, 2004. On December 30, 2005, we appointed an additional member and chairman to the advisory board, Roger Goulette. As compensation to him for accepting this appointment, we granted to him 40,000 shares and options to purchase a total of 50,000 shares at $.85 per share. The shares vest based on performance and is tied to generating $500,000 in revenue. Each quarter we divide the revenue attributed to Mr. Goulette for the quarter by $500,000 to calculate the percentage of the stock grant that would vest for that quarter. Of the options, 40,000 options vest one-eighth (1/8th) at the end of each 90 day period, provided that Mr. Goulette remains on the advisory board, and 10,000 options vest one-fourth (1/4th) at the end of each 90 day period, provided that Mr. Goulette remains as the chairman of the advisory board. The options also vest immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan. The stock and options were granted under our 2002 Stock Option/Stock Issuance Plan. On March 22, 2006, Chris Deelsynder was appointed to the advisory board. As compensation to him for accepting this appointment, we granted to him 40,000 shares and options to purchase 40,000 shares at $.83 per share. The shares vest based on performance and is tied to generating $500,000 in revenue. Each quarter we divide the revenue attributed to Mr. Deelsynder for the quarter by $500,000 to calculate the percentage of the stock grant that would vest for that quarter. Of the options, 40,000 options vest one-eighth (1/8th) at the end of each 90 day period, provided that Mr. Deelsynder remains on the advisory board. The options also vest immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan. The stock and options were granted under our 2002 Stock Option/Stock Issuance Plan.
     Disclosure Committee. On March 10, 2004, we created a Disclosure Committee composed of our President, Chairman and Chair of our Audit Committee. The purpose of the Disclosure Committee is to assist our principal executive officer and the principal financial officer in fulfilling their responsibility for oversight of the accuracy and timeliness of disclosures made by us in our period reports.
Stockholder Communications
     We do not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by our board of directors. Our current policy is to permit security holders to recommend candidates for election as directors and to provide for a process for stockholders to send communications to the board of directors. Stockholders may send communications to the board of directors by contacting our President, Mr. Mudan, in one of the following ways:

•	In writing at 170 Newport Center Drive, Suite 220, Newport Beach, CA 92660;

•	By e-mail at suki@caneum.com.
     The President will submit each communication received to the board of directors at the next regular meeting.
Code of Ethics
     We have adopted a Code of Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
Certain Relationships and Related Transactions
     We sublease office space from Cygni Capital LLC and Trycera Financial, Inc. Jason Daggett, one of our shareholders and a member or our Advisory Board, is a vice-president and non-managing member of Cygni Capital LLC, and Alan Knitowski, our Chairman, is also Chairman of Trycera Financial, Inc. These subleases are on a month-to-month basis for an aggregate of $1,150 per month.
     On June 15, 2004, we entered into a one-year investor relations and corporate public relations agreement with Monico Capital Partners LLC., an entity controlled by Jason Daggett, one of our shareholders and a member of our Advisory Board. We paid $7,500 per month for these services. This agreement was terminated on December 6, 2004, when we entered into a one-year investor relations and corporate public relations agreement with The Liquid Group, Inc., formerly known as BDR Showalter, Inc., a company of which Mr. Daggett is President. Under this agreement we paid $7,500 per month for these services. The agreement was revised in August 2005 to provide for month-to-month services and to reduce the monthly fee from $7,500 to $5,850. In addition, in December 2005 and January 2006, we paid a one time fee of $150,000 to The Liquid Group for additional investor relations services to broaden our investor relations activities through institutional research coverage, participating in investor conferences, creating investor relations collaterals profiling our company and then distributing those collaterals through third party investor relations groups for distribution to their institutional and retail investor groups. Pursuant to the agreement, The Liquid Group has agreed to indemnify us against any losses or costs, including attorney’s fees, arising out of any act or omission by The Liquid Group in the course of the services provided. Likewise, we have agreed to indemnify The Liquid Group against any damages incurred as a result of a third party claim arising from a breach of the agreement by us.
Indemnification
     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.
     Article VI of our bylaws provides that we are required, subject to a determination by the board that the individual meets the applicable standard of conduct under Nevada law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by

Nevada law. Under Nevada law a director is required to act in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation. In order to be indemnified under Nevada law in connection with any criminal action or proceeding, the individual must have had no reasonable cause to believe his conduct was unlawful. Also, Nevada law requires that directors and officers must exercise their powers in good faith and with a view to the interests of the corporation.
     We have employment agreements with Suki Mudan, our President and a director; Gary Allhusen, our Executive Vice-President; Michael A. Willner, a Senior Vice-President; and Robert J. Morris, a Senior Vice-President. We also have a consulting agreement with Robert F. Mitro, a director. Each of these agreements contains indemnification provisions which require us, to the extent permitted in our bylaws, to indemnify and hold the individual harmless in the event he is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer or employee of our company, or is or was serving at our request as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether or not the basis of such proceeding is the individual’s alleged action in an official capacity while serving as a director, officer, member, employee or agent. These agreements also require us to advance to the individual all reasonable costs and expenses incurred by him in connection with a proceeding upon written request for such advance. This request must include an undertaking by the individual to repay the amount of the advance if it is ultimately determined that the individual was not entitled to be indemnified against the costs and expenses. Each of the individuals to whom we have granted these indemnification rights has acknowledged that we may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of our right under public policy to indemnify the individuals.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
EXECUTIVE COMPENSATION
Compensation of Executive Officers
     Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company for the years ended December 31, 2005, 2004, and 2003:

SUMMARY COMPENSATION TABLE
							Long-Term Compensation
		Annual Compensation					Awards		Payouts
								Securities
					Other Annual		Restricted Stock	Underlying Options/		All Other
		Salary	Bonus		Compensation		Award(s)	SARS	LTIP Payouts	Compensation
Name & Principal Position	Year	($)	($)		($)		($)	(#)	($)	($)
Sukhbir Singh Mudan,	2005	$120,000	$42,000	(1)	15,069	(2)	-0-	-0-	-0-	-0-
President (CEO)	2004	$120,000	$32,401	(3)	$12,919	(2)	-0-	1,000,000	-0-	-0-
	2003	$53,534	-0-		$6,468	(2)	-0-	-0-	-0-	-0-
Gary D. Allhusen,	2005	$120,000	$42,600	(4)	15,069	(2)	-0-	-0-	-0-	-0-
Executive Vice-President	2004	$93,692	-0-		$9,689	(2)	-0-	750,000	-0-	-0-
	2003	-0-	-0-		-0-		-0-	-0-	-0-	-0-
Andrew Miller,	2005	$87,692			7,063	(2)	-0-	500,000	-0-	-0-
Vice-President	2004	-0-	-0-		-0-		-0-	-0-	-0-	-0-
	2003	-0-	-0-		-0-		-0-	-0-	-0-	-0-

(1)	At the discretion of the Compensation Committee, the bonus was issued as 59,155 shares of common stock with a fair market value of $0.71 per share on the date of issuance.

(2)	This figure includes insurance premiums paid by us for medical, dental, and vision healthcare coverage.

(3)	At the discretion of the Compensation Committee, the bonus was issued as 13,065 shares of common stock with a fair market value of $2.48 per share on the date of issuance.

(4)	At the discretion of the Compensation Committee, the bonus was issued as 60,000 shares of common stock with a fair market value of $0.71 per share on the date of issuance.
     Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005.
OPTIONS GRANTS IN LAST FISCAL YEAR
(Individual Grants)

Number of
	securities	Percent of total
	underlying options	options granted to	Exercise or base
	granted	employees in last	price
Name	(#)	fiscal year	($/Share)	Expiration date
Sukhbir Singh Mudan	-0-	-0-	-0-	n/a
Gary D. Allhusen	-0-	-0-	-0-	n/a
Andrew Miller	350,000	70%	$1.58	04/11/10
	150,000	30%	$0.71	11/16/10
     Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 2005, and held as of December 31, 2005, by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised Options	In-The-Money
			at Fiscal	Options at Fiscal
			Year-End(#)	Year-End($)(1)
	Shares acquired on		Exercisable/	Exercisable/
Name	exercise (#)	Value realized ($)	Unexercisable	Unexercisable
Sukhbir Singh Mudan	-0-	-0-	1,000,000/-0-	$2,250,000/-0- (1)
Gary D. Allhusen	-0-	-0-	631,250/118,750	$1,420,313/$267,188 (1)
Andrew Miller	-0-	-0-	118,585/381,415	$266,816/858,184 (1)

(1)	At December 31, 2005, the fair market value of the shares underlying the unexercised options was $2.25 per share.
Employment and Consulting Contracts
     On October 28, 2003, our Compensation Committee approved employment agreements with Sukhbir Singh Mudan, our President, and Alan S. Knitowski, our Chairman. The following description sets forth the material individual terms of these agreements:
•	Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan is three years. Beginning on the expiration date, and on each anniversary thereafter, unless it is terminated earlier as provided therein or we deliver written notice to Mr. Mudan of its intention not to extend the Agreement at least ninety days before such anniversary date, the term of the employment agreement will automatically be extended for one additional year. He is required to devote not less than 100% of his business time to the business of our company. His base salary is $120,000 per annum. He received options to purchase 1,000,000 shares at $.55 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. Mr. Mudan has exercised 45,454 of these options. On October 26, 2004, the Compensation Committee granted 13,065 restricted shares to Mr. Mudan as a performance bonus for 2004. These shares vested on January 2, 2005. On November 16, 2005, the Compensation Committee granted 59,155 restricted shares to Mr. Mudan as a performance bonus for 2005. These shares vested on January 2, 2006.

•	Alan S. Knitowski. The employment agreement with Mr. Knitowski will continue until terminated by one of the parties as provided therein. Mr. Knitowski is required to devote his best efforts to performing well all duties that we may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum. He received options to purchase 1,000,000 shares at $.55 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. Mr. Knitowski has exercised 275,000 of these options. On October 26, 2004, the Compensation Committee granted 14,033 restricted shares to Mr. Knitowski as a performance bonus for 2004. These shares vested on January 2, 2005. On November 16, 2005, the Compensation Committee granted 76,056 restricted shares to Mr. Knitowski as a performance bonus for 2005. These shares vested on January 2, 2006.
     On March 17, 2004, our Compensation Committee approved an employment agreement with our Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen is three years. Beginning on the initial expiration date, and on each anniversary thereafter, unless it is terminated earlier as provided therein or we deliver written notice to Mr. Allhusen of its intention not to extend the employment agreement at least ninety days before such anniversary date, the term of the employment agreement will automatically be extended for one additional year. He is required to devote 100% of his business time to the business of our company. His base salary is $120,000 per annum. He received options to purchase 750,000 shares at $.75 per share as additional compensation for entering into the agreement. All but 75,000 of these options have vested and are available for exercise. These remaining options will vest at the rate of 6,250 per $125,000 of new top line revenue that he delivers to us, with the lone requirement that it must be profitable revenue in accordance with our policies and guidelines, which have not yet been established, and any of these options which are unvested on September 17, 2006, will immediately vest. In November 2005, the Compensation Committee gave a discretionary stock bonus of 60,000 shares to Gary Allhusen, for performance in 2005. The shares vested on January 2, 2006.
     Effective with the closing of the transaction with Tier One on March 28, 2006, we entered into two-year full-time employment agreements with Michael A Willner and Robert J. Morris and appointed them Senior Vice-Presidents of our company. In the event of a corporate transaction the term of the agreement will be automatically extended for a period of four years from March 28, 2006, and any unvested options granted pursuant to the Agreement will immediately vest. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of our common stock pursuant to our existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter beginning with the quarter ended March 31, 2006, with the first 62,500 options having vested on March 31, 2006, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if we terminate him without cause.
     Each of the employment agreements for the above named individuals contains the following provisions which apply to each of the parties:
•	Each employee, except Messrs Allhusen, Morris, and Willner, is eligible to receive an annual performance bonus between 25% and 100% of the then applicable base salary upon achievement of annual performance objectives payable either in cash or stock. For 2004 no specific performance bonuses were established, but bonuses were granted by the Compensation Committee based on a review of the employee’s performance during 2004. Performance bonuses for 2004 were paid in our common stock only and no cash bonuses were granted. Performance objectives for subsequent years will be established by the Chairman and, in the case of performance objectives for the Chairman, by the Compensation Committee, for each calendar year beginning with the year ended December 31, 2005. These performance objectives have not yet been established.

•	Each employee, together with his spouse and dependents, is entitled to participate in any employee benefit plans maintained by us of general applicability to other senior executives, including, without limitation, group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

•	The employee is entitled to four weeks paid vacation per year.

•	Each agreement contains customary termination provisions. The agreements will be terminated in the event of the death or disability of the employee, in which event we will pay the base salary through the date of termination and all unexercised options will immediately vest. The agreement may also be terminated by us for cause, in which event we will pay the base salary through the date of termination, but all unexercised options shall lapse. We may also terminate the agreements without cause upon ninety days’ notice, in which event we will pay the base salary through the date of termination, and all unexercised options will immediately vest, except in the case of Messrs Allhusen, Willner, and Morris, for whom only one-half of the unexercised options will vest. The employee may terminate the employment agreement at any time, in which event we would pay the base salary through the date of termination, but all unexercised options shall lapse.

•	Each agreement also contains certain confidentiality covenants, but does not contain non-competition or anti-piracy provisions.

•	Each agreement contains covenants that for a period of twelve months following termination of employment, the employee will not solicit another employee to leave our company.

     On March 4, 2005, our Compensation Committee approved a consulting agreement with Robert F. Mitro, one of our directors. Mr. Mitro originally provided services pursuant to an employment agreement approved on October 28, 2003, but the current consulting agreement replaces it in its entirety. The initial period of the consulting agreement for Mr. Mitro is until October 23, 2006, and we have notified Mr. Mitro that the agreement will not be extended beyond that date. During the term of the consulting agreement, Mr. Mitro will provide services at the request of the President, CEO, or the board, relating to strategic planning, corporate and product development, and general business and financial matters. He will not be required to devote in excess of 25% of his time to these duties. His base salary is $60,000 per annum, payable in common stock at a price per share equal to the average bid price of our common stock for the prior twenty business days prior to the end of each month. Pursuant to his original employment agreement, Mr. Mitro received options to purchase 750,000 shares at $.55 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. Mr. Mitro has exercised 150,000 of these options. On October 26, 2004, the Compensation Committee granted 6,049 restricted shares to Mr. Mitro as a performance bonus for 2004. These shares vested on January 2, 2005.
Compensation of Directors
     Standard Arrangements for Outside Directors. Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by our board of directors. The board has adopted a policy to compensate non-employee directors. Each such director receives options for each year of service. At the commencement of each year of service as a non-employee director, the person receives options to purchase 25,000 shares. The options are exercisable at market value on the date of grant based upon the average closing bid price for the ten trading days immediately preceding appointment or the anniversary date. The board also grants annual options to purchase 10,000 shares for these directors to serve on a committee of the board, and 5,000 shares to chair the committee. These options vest as to 25% of the options every three months, starting on the date of grant. They expire ten years from the date of grant.
     Pursuant to our standard arrangements for outside directors, on May 2, 2005, our board of directors granted to Luan Dang, one of our outside directors, stock options to purchase 50,000 shares. These options were granted in connection with his appointment as a director and for his appointment to the Audit and Compensation Committees, and as chairman of the Compensation Committee. The options were granted pursuant to our Stock Option/Stock Issuance Plan. The options are exercisable at $1.49 per share and expire ten years from the date of grant. The options vest at the rate of 25% at the end of each three-month period from the date of grant.
     Also pursuant to our standard arrangements for outside directors, on August 14, 2005, our board of directors granted to Avtar Ranshi, one of our outside directors, stock options to purchase 50,000 shares. These options were granted in connection with his yearly service as a director and for his continued service on the Audit and Compensation Committees, and as chairman of the Audit Committee. The options were granted pursuant to our Stock Option/Stock Issuance Plan. The options are exercisable at $1.11 per share and expire ten years from the date of grant. The options vest at the rate of 25% at the end of each three-month period from the date of grant.
     Other Arrangements. Pursuant to their employment agreements, Sukhbir Singh Mudan , Alan S. Knitowski, and Robert Mitro, three of our directors, were granted stock bonuses by the Compensation Committee for 2004. Mr. Mudan received 13,065 shares, Mr. Knitowski received 14,033 shares, and Mr. Mitro received 6,049 shares. The shares were granted on October 26, 2004, and vested on January 2, 2005. These individuals were also granted stock bonuses by our Compensation Committee for 2005. Mr. Mudan received 59,155 shares and Mr. Knitowski received 76,056 shares. The shares were granted on November 16, 2005, and vested on January 2, 2006.
2002 Stock Option/Stock Issuance Plan
     On December 18, 2002, our board of directors adopted the 2002 Stock Option/Stock Issuance Plan. Our shareholders approved the plan in June of 2003. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in the service of the company.

     There were 3,000,000 shares of common stock initially authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. On March 10, 2004, the board of directors authorized an amendment to the plan to increase the number of shares of common stock under the plan to 7,500,000, subject to shareholder approval. The shareholders approved the increase on February 28, 2005. On March 22, 2006, the Compensation Committee approved an increase in the number of shares of common stock under the plan to 15,000,000. The shareholders approved this increase on April 27, 2006. The Compensation Committee also extended the term of all the outstanding options to ten years and adopted a policy to grant future options for ten-year terms.
     The plan is administered by our Compensation Committee, which is composed of Luan Dang and Avtar Singh Ranshi, two of our directors.
     Participants in the plan are to be selected by the plan administrator which is currently our Compensation Committee. The persons eligible to participate in the plan are as follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the board of directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to our company or any of its subsidiaries. Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to our company or one of its subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.
     The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2012, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.
     Stock option awards under the plan consist of nonstatutory stock options (NSOs) and incentive stock options (ISOs). ISOs may be granted only to employees of our company or one of its subsidiaries.
     The purchase price under each option is established by the plan administrator, but in no event will it be less than 100% of the fair market value of our common stock for ISOs and 85% for NSOs. The price applicable to any option holder who holds more than 10 percent of our outstanding common stock will be 110% percent of fair market value. The aggregate exercise price, plus applicable taxes, are due and payable in cash or check on the date of the exercise of an option. However, the plan administrator may permit payment of the total amount due by a full-recourse, interest-bearing promissory note; payroll deductions in installments; shares of common stock valued at fair market value on the date of exercise of the option; or through a special sale and remittance procedure through a designated brokerage firm.
     The plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. The term of such an option will not be longer than five years in the case of any option holder who holds, on the date of the grant of an ISO, more than 10% of our outstanding common stock. Upon termination of services, the option holder will have a limited time in which to exercise vested options. The plan administrator will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 20 percent of the shares subject to the option and with an initial installment for vesting which is fixed for a longer period than one year from the date of grant of the option.
     During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign, encumber or transfer any right to the option. Upon the death of the person to whom an option has been granted, the option may be exercised only by those persons who inherit from the holder of the option by will or under the applicable laws of descent and distribution.
     The plan administrator has the authority, with the consent of the option holder affected, to cancel outstanding options and to grant in substitution therefore new options covering the same or a different number of shares of common stock at an exercise price per share based upon the fair market value per share of such stock on the date of the grant of a new option.

     At the discretion of the plan administrator, the consideration provided for the issuance of shares of common stock under the stock issuance plan will be satisfied in one or more of the following ways, or combinations thereof: (a) in cash or check payable to us; (b) issuing of a full-recourse promissory note; (c) payroll deductions in installments; (d) past services rendered to us or one of our subsidiaries; or (e) the agreement of a participant to accept employment and the undertaking and performance of services with or to us or one of our subsidiaries.
     Stock issued under the stock issuance plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.
     Irrespective of whether a participant’s shares are vested or are held in escrow, a participant to whom shares under the stock issuance plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.
     If employment with or service to us terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to us and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at any time by the plan administrator subject to such terms and conditions or on no terms and conditions as the plan administrator may determine.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information from reports filed by the named parties, or furnished by current management, concerning the ownership of our common stock as of June 2, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

	Amount and Nature
Name and Address of	of Beneficial	Percentage of Class(2)
Beneficial Owner	Ownership(1)	Before Offering	After Offering
Sukhbir Singh Mudan 13542 Caminito Carmel Del Mar, CA 92014	1,279,155(3)	17.8%	5.1%

Alan S. Knitowski 170 Newport Center Drive Suite 220 Newport Beach, CA 92660	1,951,756(4)	27.4%	7.8%

Robert F. Mitro 20 East Main Street Suite 19 Los Gatos, CA 95030	1,238,193(5)	18.2%	5%

Avtar Singh Ranshi 66 Marshals Drive St. Albans, Hertfordshire UK ALI 4RF	237,500(6)	3.8%	*

	Amount and Nature
Name and Address of	of Beneficial	Percentage of Class(2)
Beneficial Owner	Ownership(1)	Before Offering	After Offering
Luan Dang 170 Newport Center Drive Suite 220 Newport Beach, CA 92660	341,250(7)	5.3%	1.4%

Gary D. Allhusen 170 Newport Center Drive Suite 220 Newport Beach, CA 92660	735,000(8)	10.7%	3%

Andrew Miller 170 Newport Center Drive Suite 220 Newport Beach, CA 92660	172,613(9)	2.7%	*

Michael A. Willner 65 Enterprise Drive Aliso Viejo CA 92656	125,000(10)	2%	*

Robert J. Morris 65 Enterprise Drive Aliso Viejo CA 92656	125,000(11)	2%	*

Executive Officers and Directors as a Group (9 Persons)	6,205,467(12)	62%	22.3%

Jason Daggett 4080 Paradise Rd. Suite 15-168 Las Vegas, NV 89109	405,333(13)	6.5%	1.7%

Trymetris Capital Fund I, LLC 170 Newport Center Drive Suite 220 Newport Beach, CA 92660	350,333(13)	5.6%	1.5%

*	Less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.

(2)	Applicable percentages are based on 6,219,976 shares of our common stock outstanding on June 2, 2006, before this offering and 24,079,521 shares outstanding after the offering, assuming the sale of all of the shares.

(3)	Includes 954,546 issuable upon exercise of stock purchase options.

(4)	Includes 1,060,089 shares held of record by a family trust controlled by Mr. Knitowski. Also includes 725,000 shares issuable upon exercise of stock purchase options and 166,667 shares issuable upon exercise of warrants.

(5)	Includes 644,345 shares held of record by a living trust controlled by Mr. Mitro. Also includes 600,000 shares issuable upon exercise of stock purchase options.

(6)	Includes 87,500 shares issuable upon exercise of stock purchase options.

(7)	Includes 131,250 issuable upon exercise of stock purchase options and 33,333 shares issuable upon exercise of warrants.

(8)	Includes 675,000 shares issuable upon exercise of stock purchase options.

(9)	Includes 172,613 shares issuable upon exercise of stock purchase options.

(10)	Consists of shares issuable upon exercise of stock purchase options.

(11)	Consists of shares issuable upon exercise of stock purchase options.

(12)	Includes 3,595,909 shares issuable upon exercise of stock purchase options and 200,000 shares issuable upon exercise of warrants.

(13)	Includes 55,000 shares issuable upon exercise of stock purchase options. Also includes 350,333 shares held of record by Trymetris Capital Fund I, LLC, a private investment fund. Mr. Daggett, a shareholder of our company and a member or our Advisory Board, and Alan S. Knitowski, our Chairman, are the managing members of the limited liability company which manages the fund, although Mr. Knitowski has no power to vote or dispose of the shares of our company owned by the fund and therefore disclaims any beneficial interest in these shares.
SELLING STOCKHOLDERS
     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. The footnotes to the table also set forth the position, office, or other material relationship which the selling stockholder has had within the past three years with our company or its affiliates.
     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise, and the percentage of our common stock owned after all of the shares are sold.

			Amount to be
	Beneficial		offered for the		Percentage of
	Ownership Before		security holder’s	Amount to be Owned	Common Stock Owned
Name	Offering(1)		account	After the Offering	After Offering(2)
Barron Partners LP	12,000,000	(3)	14,840,000 (5)	-0-	-0-
Ascendiant Securities, LLC	1,020,000	(4)	1,660,000 (5)	-0-	-0-
Gary Allhusen	691,250	(6)	60,000	631,250	2.6%
Lorie Bright	19,716		19,716	-0-	-0-
Eric Bronk	265,500	(7)	50,000	215,500	*
Luan Dang	341,250	(8)	100,000	241,250	*
Luyen Dang	100,000	(9)	100,000	-0-	-0-
Roger Goulette	96,250	(10)	90,000	6,250	*
Knitowski Family Trust	1,226,756	(11)	851,056	375,700	1.6%
Chok Lam	20,000		20,000	-0-	-0-
Richard Low	14,286	(12)	14,286	-0-	-0-
Mitro Living Trust	253,447	(13)	253,447	-0-	-0-
Sukhbir Mudan	1,279,155	(14)	104,609	1,174,546	4.7%

			Amount to be
	Beneficial		offered for the		Percentage of
	Ownership Before		security holder’s	Amount to be Owned	Common Stock Owned
Name	Offering(1)		account	After the Offering	After Offering(2)
Stephen Murphy	40,000	(15)	25,000	15,000	*
Avtar Ranshi	237,500	(16)	45,000	192,500	*
Russ Richenberg	19,605		19,605	-0-	-0-
Khai Trinh	50,007	(17)	50,007	-0-	-0-
Trymetris Capital Fund I, LLC	100,000	(18)	100,000	-0-	-0-
Anthony and Christina Tse	51,000	(19)	51,000	-0-	-0-
Ronald Vance	95,819	(20)	45,819	50,000	*

*	Less than 1%

(1)	This column is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, as well as information provided directly by selling stockholders who are not required to file Schedules 13D and 13G. Unless otherwise indicated in the footnotes to this column, and subject to community property laws where applicable, we believe that each of the selling stockholders named in this column has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.

(2)	Assumes that all securities registered will be sold, in which event there would be 24,079,521 common shares outstanding.

(3)	Includes 4,000,000 shares issuable upon conversion of 4,000,000 shares of Series A Preferred Stock and 8,000,000 shares issuable upon exercise of warrants. On March 24, 2006, we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000 pursuant to a Preferred Stock Purchase Agreement of that date. We also issued to Barron 4,000,000 warrants exercisable at $0.50 per share, 2,000,000 warrants exercisable at $1.00 per share, and 2,000,000 warrants exercisable at $1.50 per share. Andrew B. Worden, president and general partner of Barron Partners, has sole voting and dispositive power over the shares beneficially owned by Barron Partners.

(4)	Includes 320,000 shares issuable upon exercise of warrants and 640,000 shares issuable upon exercise of warrants that may be issued upon conversion of warrants by Barron Partners LP. On June 10, 2005, we engaged Ascendiant Securities, LLC to act on a best efforts basis as financial advisor and placement agent in connection with the structuring, issuance, and sale of debt and/or equity securities for financing purposes. This agreement with Ascendiant expires on March 24, 2007. As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC received $160,000 at closing and we issued to them 160,000 warrants exercisable at $0.50 per share, 80,000 warrants exercisable at $1.00 per share, and 80,000 warrants exercisable at $1.50 per share. Following the transaction with Barron Partners, we engaged Ascendiant to provide additional advisory services for a period of six months from March 24, 2006, for which we have issued to Ascendiant 60,000 shares of our common stock.

(5)	Baron Partners LP and Ascendiant Securities, LLC has each contractually agreed to restrict its ability to convert the Series A shares or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by each in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In addition, the amount designated for resale by Barron includes up to 2,600,000 shares issuable by us to Barron upon the conversion of additional shares of Series A Preferred Stock in the event we do not meet certain adjusted EBITDA targets for 2006 and 2007 and up to 240,000 shares if the registration statement of which this prospectus is a part is not declared effective by September 24, 2006 or maintained effective through March 24, 2008. The amount designated for Ascendiant also includes up to 640,000 shares underlying warrants to be issued to Ascendiant in the event Barron exercises its warrants.

(6)	Includes 631,250 shares issuable upon exercise of options. Mr. Allhusen has been our Executive Vice-President since March 17, 2004, and our assistant secretary since July 27, 2005.

(7)	Includes 50,000 shares issuable upon exercise of warrants, 212,500 shares issuable upon exercise of options held by a company controlled by Mr. Bronk, and 3,000 shares owned by a company controlled by Mr. Bronk. Mr. Bronk is the sole managing member of Cygni Capital LLC. Cygni Capital subleases office space to us on a month-to-month basis for $650 per month. From July 1, 2004, until December 31, 2005, it provided office services to us for $450 per month and from November 1, 2003, to December 31, 2005, it also provided business and financial consultant services to us for $5,000 per month.

(8)	Includes 33,333 shares issuable upon exercise of warrants and 118,750 shares issuable pursuant to stock purchase options. Since May 2, 2005, Mr. Dang has been one of our directors, a member of our Compensation and Audit Committees, and chair of our Compensation Committee.

(9)	Includes 33,333 shares issuable upon exercise of warrants.

(10)	Includes 16,667 shares issuable upon exercise of warrants and 6,250 shares issuable upon exercise of options. Mr. Goulette has been chairman of our Advisory Board since December 30, 2005.

(11)	Includes 166,667 shares issuable upon exercise of warrants. Alan S. Knitowski, our Chairman, is one of the trustees of this entity. He has been one of our directors since April 29, 2003, and our Chairman since June 11, 2003, and has been employed by us since October 28, 2003.

(12)	Mr. Low has been employed by us as Director of Recruiting Operations since April 17, 2006.

(13)	Robert Mitro, one of our directors, is the trustee of this entity. Mr. Mitro has been one of our directors since April 29, 2003. He provided services pursuant to an employment agreement from October 28, 2003, to February 4, 2005. Since February 4, 2005, he has provided services pursuant to a consulting agreement which terminates on October 23, 2006.

(14)	Includes 954,546 shares issuable upon exercise of options. Mr. Mudan has been one of our directors and President since August 1, 2002. He has served as Treasurer since June 11, 2003. He has also been employed by us since October 28, 2003.

(15)	Includes 15,000 shares issuable upon exercise of options and 25,000 shares issuable upon exercise of warrants. Mr. Murphy provided accounting services to us beginning 2004 until May 2006.

(16)	Mr. Ranshi has been a member of our board of director since April 29, 2003, a member of our Compensation and Audit Committees since August 14, 2003, and chair of our Audit Committee since July 28, 2004.

(17)	Includes 16,669 shares issuable upon exercise of warrants.

(18)	This entity is managed by Trymetris Capital Management, LLC. Alan S. Knitowski, our Chairman, is one of two managing members of this entity and holds an ownership interest in the Fund. Jason Daggett, a shareholder of our company and a member or our Advisory Board since July 28, 2004, is the other managing member of this entity. Mr. Daggett served as one of our directors from December 19, 2002, until July 28, 2004. We sublease office space from Cygni Capital LLC. Mr. Daggett is a vice-president and non-managing member of this entity. From June 15, 2004, until December 6, 2004, we engaged Monico Capital Partners, LLC, an entity controlled by Jason Daggett, to provide investor relations and public relations services. On December 6, 2004, we engaged The Liquid Group, Inc., formerly known as BDR Showalter, Inc., a company of which Mr. Daggett is President, to provide similar services. These services are provided on a month-to-month basis. In December 2005, we paid a one time fee of $88,000 to The Liquid Group for additional investor relations services.

(19)	Includes 17,000 shares issuable upon exercise of warrants.

(20)	Includes 25,000 shares issuable upon exercise of warrants. Mr. Vance has been legal counsel to the company since its inception. He has served as secretary since August 14, 2003.
Transactions with Baron Partners LP and Ascendiant Securities, LLC
     Our two principal selling shareholders are Baron Partners LP and Ascendiant Securities, LLC. On March 24, 2006, we entered into and closed a funding agreement with Barron Partners, LP (“Barron”). Pursuant to the Preferred Stock Purchase Agreement which set forth the terms of the funding, we issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. The Series A Preferred Stock is convertible into shares of our common stock on a share-for-share basis, and is subject to adjustment in the event of certain corporate transactions. In addition, if we fail to meet certain adjusted EBITDA targets for 2006 or 2007, we have agreed to issue additional shares of Series A Preferred Stock to Barron, not to exceed 2,600,000 shares. Pursuant to the agreement with Barron, we also issued 4,000,000 A Warrants exercisable at $0.50 per share, 2,000,000 B Warrants exercisable at $1.00 per share, and 2,000,000 C Warrants exercisable at $1.50 per share. The warrants are exercisable immediately and expire on March 24, 2010. At any time that the average closing sale price of our common stock for a period of twenty consecutive trading days equals or exceeds 200% of the then existing exercise price of the warrants, and provided that a registration statement covering the shares underlying the warrants is available for the resale of the common shares, we have the right, upon twenty days written notice to the warrant holders, to call the warrant for cancellation in whole or in part. Maximum potential funding pursuant to our agreement with Barron, including the purchase of the Series A Preferred Stock and assuming the exercise of all of the warrants, of which there is no assurance, is $9,000,000. At closing, we also paid a $50,000 due diligence fee to Barron.
     The Preferred Stock Purchase Agreement also prevents any officer or director of our company from selling any shares for a period of six months from March 24, 2006.
     As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC (“Ascendiant”) received $160,000 at closing and we issued to them 60,000 common shares and 160,000 A Warrants, 80,000 B Warrants, and 80,000 C Warrants. We have also agreed to issue to Ascendiant warrants equal to 8% of the shares issued to Barron upon any future exercise of the outstanding warrants issued to Barron upon the same terms as the warrants so exercised. If all of the warrants are exercised by Barron, we would be obligated to issue a total of 320,000 A Warrants, 160,000 B Warrants, and 160,000 C Warrants to Ascendiant. We have agreed to register the common shares underlying the warrants and the 60,000 common shares issued to Ascendiant.
     In connection with the closing of this funding transaction on March 24, 2006, we entered into a Registration Rights Agreement with Barron and have agreed to register the common shares issuable upon conversion of the outstanding shares of the Series A Preferred Stock and the common shares issuable upon exercise of the warrants held by Barron. If the registration statement is not effective within six months from March 24, 2006, we have agreed to pay liquidated damages equal to 30,000 shares of common stock for each thirty-day period after this six-month period during which the registration statement is not effective, or if we do not maintain the effectiveness of the registration statement through March 24, 2008, up to a maximum of 240,000 shares.
DESCRIPTION OF SECURITIES
Common Stock
     The shares of common stock are all of the same class and entitled to the same rights and privileges as all other shares of common stock. We are authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the board of directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.
     Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors. Notwithstanding this, Section 2115 of California corporate law would apply certain provisions of California corporate law to foreign corporations such as our company. In particular Section 708 of California corporate law which mandates that shareholders have the right of cumulative voting at the election of directors would apply to us. This means that a shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or may distribute his votes on the same principle among as many candidates as he thinks fit.
     There are additional material rights of our shareholders which are affected by virtue of our being a “pseudo-California” corporation under Section 2115. Under Section 305 of California corporate law, if a vacancy in the board of directors is filled by the remaining directors and the directors appointed by the board constitute a majority, any shareholders owning an aggregate of 5% or more of the outstanding shares have the right to call a special meeting of shareholders to elect the entire board. Under Section 506 of California corporate law shareholders receiving any prohibited distribution for dividends, liquidation, redemption of shares, or similar transaction, with knowledge of facts indicating the impropriety thereof is liable to the corporation for the benefit of all of the creditors or shareholders entitled to institute action for the amount so received by the shareholder. Section

710 of California corporate law also limits the ability of a corporation to provide for super-voting shares by requiring approval of super-voting provisions by at least as large a portion of the outstanding shares as is required pursuant to the super-voting provisions and renewal of the provisions by the same portion every two years. Under Section 1300 of California corporate law shareholders have the right to vote, and have dissenters’ rights, in any transaction resulting in a change of control or in an acquisition of all or substantially all of the assets of another corporation. Under Section 1600 any shareholder or shareholders owning at least 5% of the outstanding shares may inspect and copy the record of shareholders’ names and addresses or may obtain a shareholders’ list from the transfer agent. Section 1601 also permits any shareholder to inspect the accounting books and records and minutes of proceedings of the shareholders and the board and committees, provided that the inspection is for a purpose reasonably related to the shareholder’s interests as a shareholder.
Series A Preferred Stock
     We are authorized to issue 20,000,000 preferred shares and have outstanding 4,000,000 preferred shares designated as Series A Preferred Stock. The Series A shares have the following rights and preferences:
•	The Series A shares are convertible into shares of our common stock at any time. The conversion ratio of the Series A Preferred Stock is one share of common stock for each share of Series A Preferred Stock converted, subject to the following limitations and conditions:
•	Except for certain exempt issuances pursuant to our 2002 Stock Option/Stock Issuance Plan or similar stock option plan adopted by us, if we issue or sell a note or notes or shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Series A shares, then the conversion price of the Series A shares will be reduced to this lower sale or conversion price.

•	The Series A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.9% of the outstanding common shares.

•	If we pay a stock dividend or otherwise distribute common shares to our shareholders, subdivide or combine our outstanding common shares, or reclassify our common shares, the conversion price of the Series A shares will be proportionally adjusted.

•	We are prohibited from effecting or entering into a an agreement to effect a subsequent financing involving a variable rate transaction that is computed based on the trading prices or quotations for our common shares or a transaction in which we issue or sell any securities in a capital raising transaction which grants to the investor the right to receive additional shares based upon future transactions on terms more favorable than those granted to the investor in such offering.

•	If we issue or sell notes, shares of our common or preferred stock, or convertible securities which are convertible into our common shares, except for securities granted under our 2002 Stock Option/Stock Issuance Plan, at prices less than $0.50 per share, as adjusted for any stock splits, stock dividends, or the like, then the conversion price of the Series A shares will be reduced to this lower sale or conversion price.

•	In the event that our adjusted EBITDA for 2006 is less than $0.04 per share on a fully-diluted basis, or less than $0.08 per share for 2007, than we are required to issue up to an additional 2,600,000 Series A shares to Barron Partners based on the number of Series A shares held by it equal to the proportional reduction in adjusted EBITDA.

•	If we distribute to all holders of our common stock, and not to the holders of the Series A shares, evidences of our indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case we will make such distributions to the holders of the Series A shares as though these shares had been converted immediately prior to such distribution.
•	The holders of the Series A shares have no voting rights. However, we do not have the right to affect changes to the rights and preferences of the Series A shares without the approval of the holders of the Series A shares.

•	In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Series A shares will be entitled to receive a pro rata amount of the funds available for liquidation based upon an amount equal to $0.50 per Series A share before any distribution or payment to the holders of any junior securities.
•	The holders of the Series A shares are not entitled to any dividends.

•	The holders of the Series A shares do not have any preemptive rights to purchase shares of our common stock.

•	There are no redemption or sinking fund provisions applicable to the Series A shares.
Warrants
     We have outstanding the following warrants to purchase shares of our common stock which are held by our selling shareholders. The shares issuable upon exercise of these warrants are included in this offering.
     Warrants Issued to Baron Partners LP and Ascendiant Securities, LLC
     In connection with our funding transaction with Baron Partners LP, we have issued to Barron Partners 4,000,000 A Warrants exercisable at $0.50 per share; 2,000,000 B Warrants exercisable at $1.00 per share; and 2,000,000 C Warrants exercisable at $1.50 per share. We have also issued to Ascendiant Securities, LLC 160,000 D Warrants exercisable at $0.50 per share; 80,000 E Warrants exercisable at $1.00 per share; and 80,000 F Warrants exercisable at $1.50 per share. All of these warrants are exercisable through March 24, 2010. The provisions of these warrants are virtually identical, except that the warrants designated as E, F, and G do not contain any limitations on the cashless exercise provision and they are not subject to the call provision, each described below.
     The warrants permit a cashless exercise by the holder in which the holder would receive a net number of shares using a formula based on the difference between the exercise price and the last reported sale price of our common stock; however, the A, B, and C warrants cannot be so exercised for six months from the date of issuance and thereafter only if there is not an effective registration statement for the for the resale of the shares issuable upon exercise of the warrant. The A, B, and C warrants are subject to call by us at any time that the average closing sale price of our common stock for a period of twenty consecutive trading days equals or exceeds 200% of the then existing exercise price of the warrants. In order to effect this call provision, a registration statement covering the warrant must be available for the resale of the related shares during this twenty trading day period. If these conditions are met, we have the right, upon twenty days written notice to the holder of the warrant, to call the warrant for cancellation in whole or in part.
     If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, except for securities granted under our 2002 Stock Option/Stock Issuance Plan, at prices less than this exercise price, then the exercise price of these warrants will be reduced to this lower sale or conversion price. Also, these warrants may not be exercised if the beneficial owner of such shares would thereafter exceed 4.9% of the outstanding common shares. In the event of a stock dividend, a subdivision or combination of our common shares, recapitalization, or other similar event, the exercise price in effect immediately prior to such subdivision or combination and the number of shares issuable upon exercise will be proportionately adjusted. In the event of any consolidation or merger, the warrant holder will be entitled to receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the warrant issuable on such exercise prior to the effective date of the consolidation or merger, the stock and other securities and property (including cash) to which the warrant holder would have been entitled upon the effective date if he had exercised the warrant immediately prior thereto.
     Warrants Issued in Non-Public Offerings
     In two separate offerings we have issued warrants to purchase 33,333 shares and warrants to purchase 233,336 shares. These warrants are exercisable through December 31, 2012, and March 31, 2013, respectively, and they are exercisable at $1.00 per share, with certain incentive discounts for early exercise. The warrants are subject to redemption by us at $.01 per warrant at any time upon thirty days notice if the closing price of our common stock equals or exceeds 200% of the exercise price for ten consecutive trading days at any time prior to notice of redemption. In the event of a stock split, stock dividend, or other increase or reduction of the number of shares of our common stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of common stock subject to the warrants will be proportionately adjusted.

     Warrants Issued to Consultants
     We have issued warrants to purchase 100,000 shares to three of our outside consultants. Of these warrants, 50,000 are exercisable at $0.75 per share through October 28, 2008, and 50,000 are exercisable at $1.40 per share through June 1, 2010. The exercise price for these warrants may be paid in cash, with shares of our common stock valued at the fair market value of the shares based on the average closing price of our common stock on the ten days immediately preceding the exercise date, with warrants or other rights to purchase shares of our common stock valued at an amount by which the closing bid quotation of our stock exceeds the exercise price of the warrants being tendered for payment, or by cancellation of debt owed by us to the holder of the warrants. In the event of a stock split-up, stock dividend, or other increase or reduction of the number of shares of our common stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of common stock subject to the warrants and the exercise price for the shares will be proportionately adjusted.
PLAN OF DISTRIBUTION
     We are registering outstanding shares of our common stock and shares of common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock and exercise of the warrants to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock. We will bear all fees and expenses incident to our obligation to register these shares of common stock.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The selling stockholders will sell at prevailing market prices or privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the preferred shares and warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the Securities Purchase Agreement with between us and the selling stockholders;

provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus in accordance with the related registration rights provisions, or we may be entitled to contribution.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
     The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of the shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.
LEGAL MATTERS
     The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah.
EXPERTS
     Our financial statements for the years ended December 31, 2005 and 2004 appearing in this prospectus which is part of a registration statement have been audited by Haskell & White LLP, independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of Haskell & White LLP, as experts in accounting and auditing.
     The financial statements of Tier One Consulting, Inc. for the years ended December 31, 2005 and 2004 appearing in this prospectus which is part of a registration statement have been audited by Mendoza Berger & Company, L.L.P, independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of Mendoza Berger & Company, L.L.P , as experts in accounting and auditing.
ADDITIONAL INFORMATION
     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Caneum, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.
     Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports, proxy statements and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You should call (202) 551-8090 for more information on the public reference room. Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

Financial Statements
CANEUM, INC
For the quarters ended March 31, 2006 and 2005

For the quarters ended March 31, 2006 and 2005

Caneum, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2006 and December 31, 2005
ASSETS

	March 31,	December 31,
	2006	2005
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents, including restricted cash of $343,750	$838,411	$99,760
Accounts receivable, net of allowance for doubtful accounts of $9,454 and $10,446, respectively	1,138,693	469,074
Prepaid assets — related parties (Note 3)	82,695	68,750
Other prepaid expenses and current assets	81,326	51,099

TOTAL CURRENT ASSETS	2,141,125	688,683

FIXED ASSETS

Property and Equipment	23,119	—
Software	61,073	16,128

	84,192	16,128
Less accumulated depreciation	(32,497)	(1,571)

TOTAL FIXED ASSETS	51,695	14,557

INTANGIBLE ASSETS (Note 4 and 7)

Employment contracts	78,000	—
Customer contracts/relationships	670,000	—
Trademarks and logos	90,000	—
Goodwill	1,348,325	—

	2,186,325	—
Less accumulated amortization	(1,600)	—

	2,184,725	—

TOTAL ASSETS	$4,377,545	$703,240

See accompanying notes to condensed consolidated financial statements

4

Caneum, Inc.
Condensed Consolidated Balance Sheets (continued)
As of March 31, 2006 and December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2006	2005
	(Unaudited)
CURRENT LIABILITIES

Accounts payable and accrued liabilities	$418,038	$284,656
Credit line	13	6,833
Accrued payroll and related expenses	132,086	25,839
Purchase price installment payable (Note 7)	687,500	—

TOTAL CURRENT LIABILITIES	1,237,637	317,328

LONG TERM LIABILITIES

Purchase price installment payable (Note 7)	687,500	—

COMMITMENTS AND CONTINGENCIES (Notes 6, 7 and 10)

STOCKHOLDERS’ EQUITY

Common stock, 100,000,000 shares authorized at $.001 par value: 6,177,045 and 5,386,991 shares issued and outstanding, respectively	6,177	5,386
Preferred stock, 20,000,000 shares authorized at $.001 par value: 4,000,000 and 0 shares issued and outstanding, respectively	4,000	—
Additional paid in capital	6,748,814	3,434,328
Accumulated deficit	(4,266,583)	(3,013,802)
Deferred compensation	(40,000)	(40,000)

TOTAL STOCKHOLDERS’ EQUITY	2,452,408	385,912

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,377,545	$703,240

See accompanying notes to condensed consolidated financial statements

5

Caneum, Inc.
Condensed Consolidated Statements of Operations

	For the quarter ended
	March 31,	March 31,
	2006	2005
	(unaudited)	(unaudited)
REVENUE	$854,719	$204,522

COST OF REVENUE	640,309	137,938

GROSS PROFIT	214,410	66,584

OPERATING EXPENSES	566,422	568,705

LOSS FROM OPERATIONS	(352,012)	(502,121)

OTHER INCOME (EXPENSE)

Other income	31	—
Interest income	—	993

TOTAL OTHER INCOME (EXPENSE)	31	993

LOSS BEFORE INCOME TAX	(351,981)	(501,128)

INCOME TAX EXPENSE	(800)	(800)

NET LOSS	$(352,781)	$(501,928)

LOSS PER COMMON SHARE-Basic and Diluted	$(0.06)	$(0.11)

SHARES USED IN EARNINGS PER SHARE CALCULATIONS WEIGHTED AVERAGE COMMON SHARES	5,820,551	4,405,277

See accompanying notes to condensed consolidated financial statements

6

Caneum, Inc.
Condensed Consolidated Statements of Cash Flows

	For the quarter ended
	March 31,	March 31,
	2006	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(352,781)	$(501,928)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation expense	129,272	183,646
Depreciation and amortization	2,401	—
Expenses paid by stock issuance	15,000	9,077
Increase in accounts receivable	(35,758)	(113,674)
Increase in prepaid expenses and other assets	(29,859)	—
Decrease accounts payable and accrued liabilities	(83,263)	(57,660)
Increase in accrued payroll and related expenses	57,754	58,391

NET CASH FLOWS USED BY OPERATING ACTIVITIES	(297,234)	(422,148)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash issued for purchase of TierOne Consulting, Inc., net of cash acquired	(1,226,353)	—
Purchase of fixed assets	(945)	—

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(1,227,298)	—

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash	350,003	40,000
Issuance of Series A preferred shares for cash, net	1,790,000	—
Exercise of options	130,000	—
Decrease in credit line	(6,820)	—

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	2,263,183	40,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	738,651	(382,148)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	99,760	506,790

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$838,411	$124,642

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Stock issued to satisfy TierOne acquisition costs	$5,000	$—

Stock issued to satisfy accrued expenses	—	82,200

Stock issued in connection with cost preference shares issued	$50,400	$—

Stock issued for services	$20,000	$—

Cash paid for taxes	$—	$800

See accompanying notes to condensed consolidated financial statements

7

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
NOTE 1 — CORPORATE HISTORY
Caneum, Inc. (the “Company”) was incorporated in Nevada on March 1, 2000, as Saiph Corporation for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On March 5, 2003, the Company filed Amended Articles of Incorporation changing its name to SaiphT Corporation. On July 21, 2003, the Company changed its name to Caneum, Inc.
The Company currently provides a broad variety of business process outsourcing, software development and information technology consulting services and products. The Company also intends to acquire and grow companies in the software and information technology sectors.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Consolidation
The accompanying condensed consolidated financial statements include the accounts of the company and its wholly owned subsidiary TierOne Consulting, Inc. from the date of its acquisition of March 28, 2006. All intercompany transactions have been eliminated upon consolidation.
Revenue Recognition
The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. The Company records all expense reimbursements billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with Emerging Issues Task Force (“EITF”) 01-14 “Income Statement Characterization of Reimbursements Received for “out-of-pocket” expenses.”
During the quarters ended March 31, 2006 and March 31, 2005, the Company had three customers that each accounted for at least 10% of the Company’s revenue. For the quarter ended March 31, 2006 one customer accounted for 46% of the Company’s revenue.
As of March 31, 2006, and December 31, 2005, one and three customers respectively, each accounted for at least 10% of accounts receivable. At March 31, 2006, the largest such customer accounted for 11% of the Company’s net accounts receivable.
Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At March 31, 2006, and December 31, 2005, the Company had $757,928 and $53,998, respectively, on deposit that exceeded federally insured limits.
Stock Options
The Company estimates the fair value of stock options using a Black-Scholes option pricing model, consistent with the provisions of SFAS No. 123R, Securities and Exchange Commission Staff Accounting Bulletin No. 107 (“SAB 107”) and our prior period pro forma disclosures of net income (loss), including stock-based compensation as required by SFAS No. 123. The fair value of stock options granted is recognized to expense over the requisite service period. Compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Compensation expense related to stock-based compensation is reported as general and administrative based upon the department to which the associated employee reports.

8

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
The Company used the historical stock price volatility to value stock options under SFAS 123R and in accordance with SFAS 123 for purposes of pro forma information. The expected term of stock options represents the period of time options are expected to be outstanding and is based on observed historical exercise patterns for the Company which we believe are indicative of future exercise behavior. For the risk free interest rate, the Company utilizes the observed interest rates appropriate for the term of time options are expected to be outstanding. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.
The following weighted average assumptions were used for grants issued in the quarter ended March 31, 2005, under the SFAS No. 123 requirements and in the quarter ended March 31, 2006, under the SFAS No. 123R requirements:

	For the quarter ended
	March 31,	March 31,
	2006	2005
Volatility	71.23%	178.33%
Risk free Interest rate	4.72%	4.50%
Expected life of Options	4-5 years	4-5 years
In the pro forma disclosures prior to the adoption of SFAS No. 123R, the Company accounted for forfeitures as they occurred. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised if necessary in subsequent periods if actual forfeiture rates differ from those estimates. Forfeitures were estimated based on historical activity for the Company.
Impact of SFAS No. 123R
The following table presents the impact to the Company’s condensed consolidated financial statements as a result of our adoption of SFAS No. 123R for the three months ended March 31, 2006:

Three months
ended March 31,
2006
Stock-based compensation expense	$129,272
Effect on loss per share:
Basic	$(0.02)
As of March 31, 2006, the unamortized compensation expense related to outstanding unvested options was approximately $1,341,274 with a weighted average remaining vesting period of approximately four years. The Company expects to amortize this expense over the remaining vesting period of these stock options.
Prior to the adoption of SFAS No. 123R, for options granted to employees, the Company applied Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” and provided the pro forma disclosures of SFAS No. 123 as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” No compensation expense has been recognized for options granted unless the grants were issued at exercise prices below market value prior to the adoption of SFAS No.123R.

9

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
The Company accounts for options and warrants granted to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments that are issued to other than Employees for Acquiring or in Conjunction with Selling Goods or Services.” The Company measures the fair value of such options using the Black-Scholes option pricing model at each financial reporting date.
The per share weighted-average fair value of stock options granted during the three months ended March 31, 2006 and 2005 was $0.83 and $2.24, respectively.
The total cash received from employees as a result of employee stock option exercises during the three months ended March 31, 2006 was $130,000.
The Company’s stock option plans are described in Note 9 to the condensed consolidated financial statements.
Pro forma for 2005 Under SFAS No. 123
The following table compares the loss per share that the Company reported to the pro forma amounts that the Company would have reported for the three months ended March 31, 2005, had the Company recognized compensation expense for stock-based compensation awards in accordance with SFAS No. 123:

Three months
ended March 31,
2005
Net income (loss) as reported	$(501,928)
Add: stock option-based employee compensation expense included in reported net loss, net of related tax effects	183,646
Deduct: stock-based employee compensation expense, net of related tax effects	(397,800)

Pro forma	$(716,082)

Basic and diluted net loss per share, as reported	$(0.11)
Basic and diluted net loss per share, pro forma	$(0.16)
The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock option plan. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial

10

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At March 31, 2006 and December 31, 2005, management believes that the carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of these financial instruments.
Accounting for Income Taxes
Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax onsequences of events that have been recognized in the financial statements or tax returns. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Based on the Company’s historical operating results, a 100% valuation allowance has been provided against the Company’s net deferred tax assets.
Earnings (Loss) Per Share
Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive. At March 31, 2006 and December 31, 2005, the Company had 14,166,672 and 4,786,583, of options and warrants outstanding for the respective periods. Certain of these instruments are potentially dilutive securities pursuant to SFAS No. 128.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.
New Accounting Pronouncements
In December 2004, the FASB issued SFAS 123R, which revises SFAS 123, APB 25 and related accounting interpretations. SFAS 123R eliminates the use of the intrinsic value method for employee stock-based compensation and requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R requires the expensing of all share-based compensation, including options, using the fair value based method. This standard was adopted by the Company on January 1, 2006.
In December 2004, the FASB issued SFAS 153 which is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS 153 also replaces the narrow exception for nonmonetary exchanges of similar productive assets with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. APB 29 previously required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle of fair value for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 153 and does not believe there was a significant impact to the Company’s overall results of operations or financial position.

11

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
In May 2005, the FASB issued SFAS 154 which replaces APB 20 and SFAS 3 to require retrospective application of changes in accounting principle to prior periods’ financial statements. The provisions of SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a material effect on the Company’s financial statements.
The FASB issued SFAS 155 in February 2006. SFAS 155 amends SFAS 133 and SFAS 140. SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. In summary, SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivative requiring bifurcation. SFAS 155 clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS 140 to eliminate the prohibition on qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The Company is presently assessing the impact that the adoption of SFAS 155 will have on the Company’s financial statements.
NOTE 3 — RELATED PARTY TRANSACTIONS
During the quarters ended March 31, 2006 and 2005, the Company entered into the following transactions with entities whose principals and/or directors are shareholders of the Company:
Rent
The Company subleases space from Cygni Capital, LLC whose principal is a shareholder of the Company. The current rent is $1,150 per month. The rent expense under this agreement was $3,450 and $5,400 for the quarters ended March 31, 2006 and 2005 respectively. This agreement is on a month-to-month term and the rent varies with the amount of space subleased by the Company.
Management Services Agreement
The Company had retained Cygni Capital, LLC whose principal is a shareholder of the Company, to perform certain management services. These services included, but were not limited to reception, telephone, janitorial, bookkeeping and general office services. The agreement expired in 2005. This agreement was on a month-to-month term and the expense incurred has been eliminated as the Company’s staff has undertaken the services previously provided by Cygni Capital, LLC. The total expense under this agreement was $0 and $1,350 for the quarters ended March 31, 2006 and 2005 respectively.
Consulting Services
The Company had retained Cygni Capital, LLC whose principal is a shareholder of the Company to perform certain consulting services. These services were professional in nature and included, but were not limited to document preparation and consulting services. This agreement was on a month-to-month term and ended on December 31, 2005. The total expense under this agreement was $0 and $15,000 for the quarters ended March 31, 2006 and 2005 respectively.

12

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
Investor Relations
Jason Daggett (a former director) is the President of The Liquid Group, Inc., which has an agreement to provide investor relations and public relations services for $5,850 on a month-to-month basis to the Company. In addition The Liquid Group, through its affiliates, has conducted other public relations and promotional activities for the Company. The amount paid to The Liquid Group or its affiliates was $92,550 and $32,000 for the quarters ended March 31, 2006 and 2005 respectively. At March 31 2006, $68,750 of the payments made to The Liquid Group was recorded as a prepaid asset and will be recognized as expense as the Company receives related services.
Consulting
The Company currently has a consulting agreement with Robert F. Mitro, a Director of our board. Mr. Mitro originally provided services pursuant to an employment agreement approved on October 28, 2003, but the current consulting agreement replaces it in its entirety. The initial period of the consulting agreement for Mr. Mitro is through October 23, 2006, and the agreement may be extended thereafter. His base compensation is $60,000 per annum, payable monthly, in common stock.
Revenue
The Company has been retained by Trycera Financial, a company with a common director, to perform certain consulting services. These services are operational in nature and include, but are not limited to, outsourced business process and marketing and consulting services. The total revenue pursuant to this agreement was $3,500 and $0 for the quarters ended March 31, 2006 and 2005 respectively. The agreement operates on a project by project basis.
NOTE 4 — INTANGIBLE ASSETS
On March 28, 2006, and as more fully described in Note 7 the Company acquired TierOne for a purchase price of $2,750,000. In addition to the assets acquired and liabilities assumed, which have been recorded at their fair market value the Company allocated a purchase price of $90,000 to the trade marks and logos, $310,000 to the customer relationships, and $78,000 to the employment agreements of the two principals. These values were calculated based on the discounted net revenues estimated to accrue from each of the identified intangible assets and represent managements best estimates at the time the transaction occurred. The balance of the purchase price represents Goodwill of $1,348,325.
The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, which requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually for impairment, or more frequently when events or a change in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to its fair value and assessing the ongoing appropriateness of the indefinite life classification. For goodwill, a two-step test is used to identify the potential impairment and to measure the amount of impairment, if any. The first step is to compare the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill is considered not impaired, otherwise goodwill is impaired and the loss is measured by performing step two. Under step two, the impairment loss is measured by comparing the implied fair value of the reporting unit with the carrying amount of goodwill. At March 31, 2006, there was no impairment to the intangible assets.
Total amortization for the period ended March 31, 2006 and 2005, was $1,600 and $0 respectively. The amortization period for the definite lived intangible assets is 2-5 years.

13

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
NOTE 5 — INCOME TAX
Income tax provision is summarized as follows:

	For the quarter ended
	March 31,
	2006	2005
Current:
Federal	$—	$—
State	800	800

	800	800

Deferred:
Federal	$—	$—
State	—	—

Income tax provision	$800	$800

As of March 31, 2006, the Company’s primary net deferred tax assets are its net operating loss carryforwards, which have been fully reserved with a 100% valuation allowance.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the level of historical operating results and projections of taxable income for the future, management has determined that it cannot be determined “more likely than not” that the portion of deferred tax assets not utilized through the reversal of deferred tax liabilities will be realized. Accordingly, management recorded a 100% valuation allowance against the Company’s deferred tax assets. There can be no assurance that the Company will be able to realize the benefit of some or all of the federal and state loss carryforwards either due to the ongoing operating losses, expiry of the carryforward period or due to ownership changes, which may limit the usefulness of the loss carryforwards.
At March 31, 2006, the Company has available unused net operating loss carryforwards of approximately $2,500,000 for federal and for state that may be applied against future taxable income and that, if unused, expire beginning in 2015. Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.
NOTE 6 — BARRON FINANCING
On March 24, 2006, the Company entered into and closed a funding agreement with Barron Partners, LP (“Barron”). Pursuant to the Preferred Stock Purchase Agreement which set forth the terms of the funding, the Company issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. The Series A Preferred Stock is convertible into shares of the Company’s common stock on a share-for-share basis, and is subject to adjustment in the event of certain corporate transactions. In addition, if the Company fails to meet certain adjusted EBITDA targets for 2006 or 2007, it has agreed to issue additional shares of Series A Preferred Stock to Barron, not to exceed 2,600,000 shares. Pursuant to the agreement with Barron, the Company also issued 4,000,000 A Warrants exercisable at $0.50 per share, 2,000,000 B Warrants exercisable at $1.00 per share, and 2,000,000 C Warrants exercisable at $1.50 per share. The warrants are exercisable immediately and expire on March 24, 2010. At any time that the average closing sale price of our common stock for a period of twenty consecutive trading days equals or exceeds 200% of the then existing exercise price of the warrants, and provided that a registration statement covering the shares underlying the warrants is available for the resale of the common shares, the Company has the

14

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
right, upon twenty days written notice to the warrant holders, to call the warrant for cancellation in whole or in part. Maximum potential funding pursuant to the agreement with Barron, including the purchase of the Series A Preferred Stock and assuming the exercise of all of the warrants, of which there is no assurance, is $9,000,000. At closing, the Company paid a $50,000 due diligence fee to Barron.
The Preferred Stock Purchase Agreement also prevents any officer or director of the Company from selling any shares for a period of six months from March 24, 2006. As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC (“Ascendiant”) received $160,000 at closing and the Company issued to them 60,000 common shares and 160,000 A Warrants, 80,000 B Warrants, and 80,000 C Warrants. The Company has also agreed to issue to Ascendiant warrants equal to 8% of the shares issued to Barron upon any future exercise of the outstanding warrants issued to Barron upon the same terms as the warrants so exercised. If all of the warrants are exercised by Barron, the Company would be obligated to issue a total of 320,000 A Warrants, 160,000 B Warrants, and 160,000 C Warrants to Ascendiant. The Company has agreed to register the common shares underlying the warrants and the 60,000 common shares issued to Ascendiant.
In connection with the closing of this funding transaction on March 24, 2006, the Company entered into a Registration Rights Agreement with Barron and has agreed to register the common shares issuable upon conversion of the outstanding shares of the Series A Preferred Stock and the common shares issuable upon exercise of the warrants held by Barron. If the registration statement is not effective within six months from March 24, 2006, the Company has agreed to pay liquidated damages equal to 30,000 shares of common stock for each thirty-day period after this six-month period during which the registration statement is not effective, or if the Company does not maintain the effectiveness of the registration statement, up to a maximum of 240,000 shares. Because the registration rights agreement does not require any liquidated damages to be settled in cash, the relative fair value of the warrants have been presented in equity.
NOTE 7 — TIERONE TRANSACTION
On March 28, 2006, the Company entered into and closed a Stock Purchase Agreement with Tier One Consulting, Inc. (“Tier One”) and its two shareholders, Michael A. Willner and Robert J. Morris, in which the Company acquired all of the outstanding shares of Tier One. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversary of the closing. In addition, the Company deposited $343,750 into a designated bank account for payment toward the first installment and it agreed to reserve a like amount from our bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. The funds for the payment at closing and the deposit into the designated bank account were furnished from the funding transaction with Barron described in Note 6. As a result of the acquisition of all of the outstanding stock of Tier One from its shareholders, Tier One is now a wholly owned subsidiary of the Company. The allocation of the purchase price to the net tangible and intangible assets of TierOne is described in Note 4.
Tier One is an information technology services and solutions provider located in Aliso Viejo, California. It was founded in 2003 and has been managed by Messrs. Willner and Morris. It currently has over forty customers, including commercial and government entities. Representative vertical industries associated with Tier One’s customer base include automotive, banking, communications, consumer goods, energy, financial services, insurance, government, media and entertainment, medical, technology, and utilities. Over the last eighteen months, the Company has outsourced several projects for its clients to Tier One.

15

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
NOTE 8 — QUARTERLY COMMON STOCK TRANSACTIONS
The Company issued 19,544 shares at an average price of $0.77 to a consultant for services rendered on a monthly basis. The value of the services was $15,000. An additional 5,813 of shares were issued for legal services at $0.86.
In connection with a private placement, the Company issued 466,667 shares of common stock for cash at $0.75 per share.
Pursuant to the Company’s 2002 Stock Option/Stock Issuance Plan, 240,454 shares were issued in connection with the exercising of stock options at an average price of $0.54 for cash proceeds of $350,003
The Company granted an award of 60,000 shares to an agent of the Company in connection with the Barron financing. The fair value of these shares was recorded at $50,400.
NOTE 9 — STOCK PLAN
On December 18, 2002, the Company’s Board of Directors and shareholders adopted the 2002 Stock Option/Stock Issuance Plan (the “Plan”). The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.
There were initially 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. On March 10, 2004, the Board of Directors authorized an amendment to the Plan to increase the number of shares of common stock under the plan to 7,500,000, which the shareholders approved on February 28, 2005. The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.
The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator.
A summary of the status of the plan and changes for the periods ended March 31, 2006 and 2005 are presented below:

16

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006

	For the quarter ended		For the quarter ended
	March 31, 2006		March 31, 2005
		Weighted-Average		Weighted-Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at January 1	4,636,250	$0.81	3,990,000	$0.67

Granted	2,090,000	$0.83	670,000	$2.24

Cancelled/forfeited	(148,125)	$1.86	—

Exercised	(240,454)	$0.54	—

Outstanding at March 31	6,337,671	$0.81	4,660,000	$0.89

Options exercisable at March 31	3,988,818		3,191,250

Weighted-average fair value of options granted during the period	$0.83		$2.42
The following table summarizes information about the options outstanding at March 31, 2006:

	Options Outstanding			Options Exercisable
	Number	Weighted-Average		Number
Range of	Outstanding	Remaining	Weighted-Average	Exercisable	Weighted-Average
Exercise Prices	at 3/31/06	Contractual Life	Exercise Prices	at 3/31/06	Exercise Price
$0.00 - $1.00	5,570,796	4 years	$0.69	3,515,935	$0.61
$1.00 - $2.00	679,375	5 years	$1.47	275,321	$1.47
$2.00 - $3.00	87,500	5 years	$2.66	197,562	$2.50

$0.00 - $3.00	6,337,671	4 years	$0.81	3,757,739	$0.76

In addition to the options discussed above, the Company has the following outstanding warrants as follows:
*	50,000 warrants for common shares at $0.75 each. These warrants were issued during 2005 and are fully vested.

*	50,000 warrants for common shares at $1.40 each. These warrants were issued to consultants to the Company and are fully vested.
In connection with the Barron funding that is more fully described in Note 6, the Company issued warrants 4,160,000 warrants for common shares at $.50, 2,080,000 warrants for common shares at $1.00 and 2,080,000 warrants for common shares at $1.50.

17

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
The Company issued shares of common stock in a private placement with accompanying Common Stock Purchase Warrants at the rate of 50% of the shares purchased. Accordingly 283,668 warrants are outstanding related to this common stock. The warrants will be exercisable at $1.00 with certain incentive discounts to the exercise price available through December 31, 2008.

At March 31, 2006 the Company has 8,703,668 warrants outstanding at a weighted average exercise price of $0.88.
NOTE 10 — COMMITMENTS AND CONTINGENCIES
Credit Line
As of March 31, 2006, the Company maintained a small business credit line with Wells Fargo Bank. Under the terms of the agreement the total credit available is $100,000, there is no collateral for the line and the interest rate is variable in nature. The Company must pay the finance charge every month. The balance outstanding on the line was $13 at March 31, 2006 and the interest rate at that time was 8.5%. The credit line may be terminated at any time.
Employment Contracts
On October 28, 2003, the Company’s Compensation Committee approved employment agreements with the Company’s President, Sukhbir Singh Mudan, and Alan S. Knitowski, the Company’s Chairman. The following description sets forth the material individual terms of these agreements:
*	Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan is three years. Mr. Mudan is required to devote 100% of his business time to the business of the Company, and his base salary is $120,000 per annum. Mr. Mudan received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

*	Alan S. Knitowski. Mr. Knitowski is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum and he received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.
On March 17, 2004, the Compensation Committee approved an employment agreement with the Company’s Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen is three years and he is required to devote 100% of his business time to the business of the Company. Mr. Allhusen’s base salary is $120,000 per annum and he received options to purchase 750,000 shares at $0.75 per share as additional compensation for entering into the agreement.
Effective with the closing of the transaction with Tier One (Note 7), the Company entered into two-year full-time employment agreements with Messrs. Willner and Morris and appointed them Senior Vice-Presidents of the Company. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of the Company’s common stock pursuant to its existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter beginning with the quarter

18

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006
ending March 31, 2006, with the first 62,500 options vesting on March 31, 2006, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if the Company terminates him without cause.
NOTE 11 — SUBSEQUENT EVENTS
Clarence Kelley
On April 20, 2005, we signed a letter of intent to acquire 1138, Inc., a Kansas corporation, doing business as Clarence M. Kelley and Associates. The letter of intent provided for Clarence Kelley to be merged with and into our company. Under the terms of the letter of intent, the shareholders of Clarence Kelley would have received 50% of the purchase price at closing, and that the balance of purchase price would be issued 25% at the end of the first anniversary of the closing and 25% at the end of the second anniversary of the closing, in each case subject to the fulfillment of mutually agreed to performance benchmarks and the terms of a definitive agreement. The installment payments in each case were conditioned upon the company maintaining gross revenue equal to at least 90% of gross revenue at closing and net revenue margin not less than that at closing. All common shares issued by us as part of the purchase price would have included piggyback registration rights. It was contemplated that the purchase price would be subject to offset on negotiated terms and conditions. The number of shares to be issued by us to the shareholders in the proposed transaction would have been appropriately decreased to reflect the intrinsic value of any warrants or options assumed by us or for which replacement options or warrants with equivalent economic benefits were issued by us. On August 2, 2005, we extended the letter of intent until March 31, 2006. On March 31, 2006, the LOI expired without executing a binding definitive agreement. At this point, both companies continue discussions concerning an acquisition, but there can be no assurance that the Company will be successful in achieving closure on the proposed transaction. In the interim, both companies have executed a reseller agreement such that Caneum will offer Clarence Kelley’s pre-employment screening and background investigations capability as a core component to its human resources business process outsourcing (BPO) offering to its customers.
Note 12 — PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited Pro Forma Consolidated Statement of Operations for the Company for the quarters ended March 31, 2006 and 2005, have been prepared to illustrate the estimated effect of the acquisition of TierOne by Caneum, Inc. as if the transaction had occurred on the first day of the presented periods. The pro forma consolidated Statements of Operation do not purport to be indicative of the consolidated results of operations that would actually be attained had such transactions been completed on the assumed dates and for the period presented, or which may be attained in the future. The pro forma financial statements include adjustments for amortization of finite lived assets and elimination of intercompany transactions for the periods presented. These statements should be read in conjunction with the separate historical financial statements of the individual companies.

19

Caneum, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2006

	For the quarter ended
	March 31,	March 31,
	2006	2005
	Proforma	Proforma
	(unaudited)	(unaudited)
REVENUE	$1,854,459	$1,417,841

COST OF REVENUE	1,275,996	1,108,327

GROSS PROFIT	578,463	309,514

OPERATING EXPENSES	911,335	792,146

LOSS FROM OPERATIONS	(332,872)	(482,632)

OTHER INCOME (EXPENSE)

Other income	31	—
Interest income	—	993

TOTAL OTHER INCOME (EXPENSE)	31	993

LOSS BEFORE INCOME TAX	(332,841)	(481,639)

INCOME TAX EXPENSE	(800)	(800)

NET LOSS	$(333,641)	$(482,439)

LOSS PER COMMON SHARE-Basic and Diluted	$(0.06)	$(0.11)

SHARES USED IN EARNINGS PER SHARE CALCULATIONS WEIGHTED AVERAGE COMMON SHARES	5,823,950	4,405,277

Financial Statements
CANEUM, INC
For the years ended December 31, 2005 and 2004

CANEUM, INC.

For the years ended December 31, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Caneum, Inc.
We have audited the accompanying balance sheet of Caneum, Inc. (the “Company”) as of December 31, 2005, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caneum, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ HASKELL & WHITE LLP
HASKELL & WHITE LLP
Irvine, California
March 23, 2006, except for Note 8 as to which the date is March 30, 2006

CANEUM, INC.
Balance Sheets
As of December 31, 2005
ASSETS

2005
CURRENT ASSETS
Cash and cash equivalents	$99,760
Accounts receivable, net of allowance for doubtful accounts of $6,733 and $10,446 in 2005 and 2004, respectively	469,074
Prepaid assets — related parties (Note 3)	68,750
Other prepaid expenses and current assets	51,099

TOTAL CURRENT ASSETS	688,683

FIXED ASSETS
Software	16,128
Less accumulated depreciation	(1,571)

TOTAL FIXED ASSETS	14,557

TOTAL ASSETS	$703,240

See accompanying notes to financial statements

CANEUM, INC.
Balance Sheets (continued)
As of December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

2005
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$284,656
Credit line	6,833
Accrued payroll and related expenses	25,839

TOTAL CURRENT LIABILITIES	317,328

COMMITMENTS AND CONTINGENCIES (Notes 3, 7 and 8)

STOCKHOLDERS’ EQUITY (Notes 5 and 6)
Common stock, 100,000,000 shares authorized at $.001 par value: 5,386,991 and 4,358,271 shares issued and outstanding, respectively	5,386
Preferred stock, 20,000,000 shares authorized at $.001 par value: 0 shares issued and outstanding	—
Additional paid in capital	3,434,328
Accumulated deficit	(3,013,802)
Deferred compensation	(40,000)

TOTAL STOCKHOLDERS’ EQUITY	385,912

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$703,240

See accompanying notes to financial statements

CANEUM, INC.
Statements of Operations and Comprehensive Loss
For the years ended December 31, 2005 and 2004

	2005	2004
REVENUE	$2,175,271	$534,752

COST OF REVENUE	1,676,112	385,314

GROSS PROFIT	499,159	149,438

OPERATING EXPENSES	1,775,041	1,292,027
ABANDONED ACQUISITION COSTS	—	136,866

LOSS FROM OPERATIONS	(1,275,882)	(1,279,455)

OTHER INCOME (EXPENSE)
Other income	—	37,834
Realized losses from the sales of securities	—	(116,973)
Interest income	1,737	2,714

TOTAL OTHER INCOME (EXPENSE)	1,737	(76,425)

LOSS BEFORE INCOME TAX	(1,274,145)	(1,355,880)

INCOME TAX EXPENSE	(800)	(800)

NET LOSS	$(1,274,945)	$(1,356,680)

LOSS PER COMMON SHARE-Basic and Diluted	$(0.27)	$(0.33)

SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	4,670,050	4,064,720

OTHER COMPREHENSIVE INCOME (LOSS)
NET LOSS	$(1,274,945)	$(1,356,680)

OTHER COMPREHENSIVE INCOME (LOSS):
Reclassification adjustment, net of tax	—	16,784

COMPREHENSIVE LOSS	$(1,274,945)	$(1,339,896)

See accompanying notes to financial statements

CANEUM, INC.
Statements of Stockholders’ Equity
For the years ended December 31, 2005 and 2004

			Additional		Accumulated		Total
	Common Stock		Paid-in	Accumulated	other comprehensive	Deferred	Stockholders’
	Shares	Amount	Capital	deficit	loss	Compensation	Equity
BALANCE, December 31, 2003	4,010,000	4,010	1,287,665	(382,217)	(16,784)	—	892,674
Shares issued for administrative services	5,000	5	3,745	—	—	—	3,750
Shares issued for legal services	25,271	25	26,847	—	—	—	26,872
Shares issued in connection with a private placement at $2.00 per share	318,000	318	635,682	—	—	—	636,000
Stock-based compensation expense	—	—	170,551	—	—	—	170,551
Other comprehensive income for the year ended December 31, 2004	—	—	—	—	16,784	—	16,784
Net loss for the year ended December 31, 2004	—	—	—	(1,356,640)	—	—	(1,356,640)

BALANCE, December 31, 2004	4,358,271	$4,358	$2,124,490	$(1,738,857)	$—		$389,991
2004 Executive bonus paid in stock (previously accrued for)	33,147	33	82,167	—	—	—	82,200
Shares issued in connection with a private placement at $2.00 per share	20,000	20	39,980	—	—	—	40,000
Shares issued in connection with a private placement at $1.25 per share	299,181	299	374,701	—	—	—	375,000
Shares issued for consulting services at an average of $1.03 per share	52,692	53	54,024	—	—	—	54,077
Shares issued in connection with asset purchase	12,822	13	14,987	—	—	—	15,000
Shares issued in connection with a private placement at $.75 per share	100,667	101	75,399	—	—	—	75,500
Options exercised	275,000	275	150,975	—	—	—	151,250
Shares issued for consulting services	40,000	40	39,960	—	—	(40,000)	—
Stock-based compensation expense	—	—	339,239	—	—	—	339,239
2005 Executive bonus paid in stock	195,211	195	138,405	—	—	—	138,600
Net loss for the year ended December 31, 2005	—	—	—	(1,274,945)	—	—	(1,274,945)

BALANCE, December 31, 2005	5,386,991	$5,386	$3,434,328	$(3,013,802)	$—	$(40,000)	$385,912

See accompanying notes to financial statements

CANEUM, INC.
Statements of Cash Flows
For the years ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,274,945)	$(1,356,640)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation expense	339,239	170,551
Depreciation and amortization	1,471	100
Expenses paid by stock issuance	192,677	30,622
Realized loss on sale of securities	—	116,973
Increase in provision for doubtful accounts	—	10,446
Receipt of stock for services	—	(32,500)
Increase in accounts receivable	(366,991)	(72,079)
Increase in prepaid assets related parties	(68,750)	—
Increase in prepaid expenses and other assets	(21,099)	—
Increase accounts payable and accrued liabilities	154,317	109,355
Increase in accrued payroll and related expenses	4,496	103,543
Decrease in taxes payable	—	(800)

NET CASH FLOWS USED BY OPERATING ACTIVITIES	(1,039,585)	(920,429)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities	—	(266,366)
Proceeds from sales of available-for-sale securities	—	276,198
Development of software for internal use	(16,028)	—

NET CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES	(16,028)	9,832

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	490,500	636,000
Exercise of options	151,250	—
Increase in credit line	6,833	—

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	648,583	636,000

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(407,030)	(274,597)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	506,790	781,387

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$99,760	$506,790

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Stock issued to satisfy accrued expenses	$82,200	$—

Stock issued for asset purchase	$15,000	$—

Stock issued for executive bonus	$138,600	$—

Stock issued for services	$94,077	$—

Cash paid for taxes	$800	$1,600

See accompanying notes to financial statements

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
NOTE 1 – CORPORATE HISTORY
Caneum, Inc. (the “Company”) was incorporated in Nevada on March 1, 2000, as Saiph Corporation for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On March 5, 2003, the Company filed Amended Articles of Incorporation changing its name to SaiphT Corporation. On July 21, 2003, the Company changed its name to Caneum, Inc.
The Company currently provides a broad variety of business process outsourcing, software development and information technology consulting services. The Company also intends to acquire and grow companies in the software and information technology sectors.
NOTE 2 — Significant Accounting Policies
Revenue Recognition
The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. The Company records all expense reimbursements billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with Emerging Issues Task Force (“EITF”) 01-14 “Income Statement Characterization of Reimbursements Received for “out-of-pocket” expenses.”
During the year ended December 31, 2005, the Company had one customer that accounted for at least 10% of the Company’s revenue. This customer accounted for 70% of the Company’s revenue. For the year ended December 31, 2004 the Company had 3 customers that each accounted for at least 10% of sales.
As of December 31, 2005, and December 31, 2004, two and three customers respectively, each accounted for at least 10% of accounts receivable. At December 31, 2005, the largest such customer accounted for 39% of the Company’s net accounts receivable.
Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2005, and December 31, 2004, the Company had $53,998 and $411,642, respectively, on deposit that exceeded federally insured limits.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
Stock-Based Compensation
The Company accounts for employee stock-based compensation using the intrinsic value method provided in Accounting Practice Bulletin Opinion No. 25, and interpretations thereof. When stock options are granted to employees with exercise prices less than the fair value of the underlying common stock at the date of the grant, the difference is recognized as compensation expense and is recorded over the vesting period of the options.
The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by EITF 96-18.
In accordance with SFAS No. 123 and SFAS No. 148, the Company has adopted the fair value pro-forma disclosure provisions for employee stock options.
As of December 31, 2005, the Company had one stock-based compensation plan, which is described more fully in Note 5. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to employee stock options.

	2005	2004
Net loss as reported	$(1,274,945)	$(1,356,680)

Stock based compensation deducted in arriving at net loss as reported	339,239	170,551

	(935,706)	(1,186,129)
Stock based compensation determined under the fair value method	1,203,045	642,760

Net Loss, pro-forma	$(2,138,751)	$(1,828,889)

Net loss per share, as reported	$(0.27)	$(0.33)

Net loss per share, pro forma	$(0.46)	$(0.45)

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

	2005	2004
Volatility	35.33%	146.01%
Risk free Interest rate	4.29%	4.20%
Expected life of Options	4-5 years	4-5 years
The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock option plan. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At December 31, 2005 and December 31, 2004, management believes that the carrying amounts of cash and cash equivalents and accounts payable approximate fair value because of the short maturity of these financial instruments.
Accounting for Income Taxes
Statement of Financial Accounting Standards No. 109 “ Accounting for Income Taxes ” requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Based on the Company’s historical operating results, a 100% valuation allowance has been provided against the Company’s net deferred tax assets.
Earnings (Loss) Per Share

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive. At December 31, 2005 and December 31, 2004, the Company had 4,786,583 and 3,990,000, of options and warrants outstanding for the respective periods. These instruments are potentially dilutive securities.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.
New Accounting Pronouncements
In December 2004, the SFAS issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. SFAS No. 123(R) is effective for the Company on January 1, 2006. The Company has evaluated the impact of the adoption of SFAS 123(R), and expects that stock-based compensation charges will increase significantly upon the adoption of SFAS 123(R).
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS 154). SFAS 154 replaces the Accounting Principles Board Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” to require retrospective application to prior periods’ financial statements of changes in accounting principle. The provisions of SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a material effect on the Company’s financial statements.
NOTE 3 — Related Party Transactions
During the years ended December 31, 2005 and 2004, the Company entered into the following transactions with entities whose principals and/or directors are shareholders of the Company:
Rent
The Company subleases space from Cygni Capital, LLC whose principal is a shareholder of the Company. The current rent is $1,150 per month. The rent expense under this agreement was $20,350 and $15,950 for the years ended December 31, 2005 and 2004 respectively. This agreement is on a month-to-month term and the rent varies with the amount of space subleased by the Company.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
Management Services Agreement
The Company has retained Cygni Capital, LLC whose principal is a shareholder of the Company, to perform certain management services. These services include, but are not limited to reception, telephone, janitorial, bookkeeping and general office services. The current service agreement is for $450 per month. The total expense under this agreement was $5,400 and $9,600 for the years ended December 31, 2005 and 2004 respectively. This agreement is on a month-to-month term and the expense incurred has been reduced as the Company’s staff has undertaken some of these services previously provided by Cygni Capital, LLC.
Consulting Services
The Company had retained Cygni Capital, LLC whose principal is a shareholder of the Company to perform certain consulting services. These services are professional in nature and include, but are not limited to document preparation and consulting services. The total expense under this agreement was $60,000 and $60,000 for the years ended December 31, 2005 and 2004 respectively. This agreement was on a month-to-month term and ended on December 31, 2005.
Investor Relations
Jason Daggett (a former director) is the President of The Liquid Group, Inc., which has an agreement to provide investor relations and public relations services at $5,850 on a month-to-month basis to the Company. In addition The Liquid Group, through its affiliates, has conducted other public relations and promotional activities for the Company. The amount paid to The Liquid Group or its affiliates was $169,750 and $66,750 for the years ended December 31, 2005 and 2004 respectively. Of the amount paid in 2005, $68,750 was recorded as a prepaid asset at December 31, 2005.
Consulting
The Company currently has a consulting agreement with Robert F. Mitro, a Director of our board. Mr. Mitro originally provided services pursuant to an employment agreement approved on October 28, 2003, but the current consulting agreement replaces it in its entirety. The initial period of the consulting agreement for Mr. Mitro is until October 23, 2006 may be extended thereafter. His base compensation is $60,000 per annum, payable monthly, in common stock.
Revenue
The Company has been retained by Trycera Financial, a company with a common director, to perform certain consulting services. These services are operational in nature and include, but are not limited to, outsourced business process and marketing and consulting services. The total

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
revenue pursuant to this agreement was $14,684 for the years ended December 31, 2005. There were no services performed during 2004. The amount outstanding for services performed was $6,680 at December 31, 2005. The agreement operates on a project by project basis.
NOTE 4 – Income Tax
     Income tax provision is summarized as follows:

	Year Ended December 31,
	2005	2004
Current:
Federal	$—	$—
State	800	800

	800	800

Deferred:
Federal	—	—
State	—	—

	—	—

Income tax provision	$800	$800

The actual income tax provision differs from the expected tax computed by applying the Federal corporate tax rate of 34% to the loss before income taxes as follows:

	Year Ended December 31,
	2005	2004
Expected income tax expense (benefit)	$(433,000)	$(461,000)
State tax (benefit) expense, net of Federal benefit	800	800
Increase in valuation allowance	433,000	461,000

Income tax provision	$800	$800

The tax effects of temporary differences which give rise to significant portions of the deferred taxes are summarized as follows:

12/31/2005
Deferred tax assets:
NOL carryforwards	$865,000
Allowances for bad debts	2,000
Accrued expenses	5,000

Total deferred tax assets	872,000
Valuation allowance	(872,000)

Net deferred tax assets	$—

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the level of historical operating results and projections of taxable income for the future, management has determined that it cannot be determined “more likely than not” that the portion of deferred tax assets not utilized through the reversal of deferred tax liabilities will be realized. Accordingly, management recorded a 100% valuation allowance against the Company’s deferred tax assets. There can be no assurance that the Company will be able to realize the benefit of some or all of the federal and state loss carryforwards either due to the ongoing operating losses, expiry of the carryforward period or due to ownership changes, which may limit the usefulness of the loss carryforwards.
At December 31, 2005, the Company has available unused net operating loss carryforwards of approximately $2,100,000 for federal and for state that may be applied against future taxable income and that, if unused, expire beginning in 2015.
Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.
NOTE 5 – Common Stock
The Company issued 52,692 shares at an average price of $1.03 to a consultant for services rendered on a monthly basis. The value of the services was $54,077.
On January 26, 2005, in connection with a private placement, the Company issued 20,000 shares of common stock for cash at $2.00 per share.
On February 11, 2005, the Company issued 33,147 shares as payment of an executive bonus which was earned and accrued for in 2004. The value of the bonus was $82,200.
On March 7, 2005, $375,000 was raised and 299,181 shares were issued in connection with a private placement.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
On July 6, 2005, the Company issued 12,822 shares in connection with the purchase of the specified assets of Jalva Media which were valued at $15,000.
On November 16, 2005, the Company issued 195,211 shares as payment of an executive bonus which was earned and accrued for in 2005. The value of the bonus was $138,600.
On December 1, 2005, options were exercised pursuant to the Company’s 2002 Stock Option/Stock Issuance Plan. 275,000 shares were issued at $.55 for cash proceeds of $151,250
On December 30, 2005, the Company granted an award of 40,000 shares to an agent of the Company. These shares are unvested at December 31, 2005 and have been recorded as deferred compensation.
The Company also issued 100,667 shares of common stock for $75,000 in connection with a private placement. The stock was issued with accompanying Common Stock Purchase Warrants at the rate of 50% of the shares purchased. Accordingly 50,333 warrants are outstanding related to this common stock. The warrants will be exercisable at $1.00 with certain incentive discounts to the exercise price available through December 31, 2008.
NOTE 6 — Stock Plan
On December 18, 2002, the Company’s Board of Directors and shareholders adopted the 2002 Stock Option/Stock Issuance Plan (the “Plan”). The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.
There were initially 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. On March 10, 2004, the Board of Directors authorized an amendment to the Plan to increase the number of shares of common stock under the plan to 7,500,000, which the shareholder’s approved on February 28, 2005.
The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.
The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
A summary of the status of the plan and changes for the periods ended December 30, 2005 and 2004 are presented below:

	2005		2004
		Weighted-Average		Weighted-Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at January 1	3,990,000	$0.67	3,037,500	$0.55

Granted	1,577,500	$1.69	2,278,000	$1.08

Cancelled/forfeited	(656,250)	$1.70	(1,325,500)	$1.12

Exercised	(275,000)	$0.55	—	—

Outstanding at December 31,	4,636,250	$0.81	3,990,000	$0.67

Options exercisable at December 31	3,735,668		2,655,208

Weighted-average fair value of options granted during the period	$1.33		$0.42
The following table summarizes information about the options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
	Number	Weighted-Average		Number
Range of	Outstanding	Remaining	Weighted-Average	Exercisable	Weighted-Average
Exercise Prices	December 31, 2005	Contractual Life	Exercise Prices	December 31, 2005	Exercise Price
$0.00 - $1.00	3,761,250	4 years	$0.61	3,442,500	$0.60

$1.00 - $2.00	707,500	5 years	$1.47	205,668	$1.48

$2.00 - $3.00	167,500	5 years	$2.58	87,500	$2.66

$0.00 - $3.00	4,636,250	4 years	$0.81	3,735,668	$0.70

In addition to the options discussed above, the Company has the following outstanding warrants as follows:

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
•	50,000 warrants for common shares at $0.75 each. These warrants were issued during 2005 and are fully vested at December 31, 2005.

•	50,000 warrants for common shares at $1.40 each. These warrants were issued to consultants to the Company and are fully vested.

•	The Company issued 100,667 shares of common stock in a private placement with accompanying Common Stock Purchase Warrants at the rate of 50% of the shares purchased. Accordingly 50,333 warrants are outstanding related to this common stock. The warrants will be exercisable at $1.00 with certain incentive discounts to the exercise price available through December 31, 2008.
NOTE 7 – Commitments and Contingencies
Credit Line
As of December 31, 2005, the Company maintained a small business credit line with Wells Fargo Bank. Under the terms of the agreement the total credit available is $100,000, there is no collateral for the line and the interest rate is variable in nature. The Company must pay the finance charge every month. The balance outstanding on the line was $6,833 at December 31, 2005 and the interest rate at that time was 8.5%. The credit line may be terminated at any time.
Employment Contracts
On October 28, 2003, the Company’s Compensation Committee approved employment agreements with the Company’s President, Sukhbir Singh Mudan, and Alan S. Knitowski, the Company’s Chairman. The following description sets forth the material individual terms of these agreements:
•	Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan is three years. Mr. Mudan is required to devote not less than 75% of his business time to the business of the Company, and his base salary is $120,000 per annum. Mr. Mudan received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

•	Alan S. Knitowski. Mr. Knitowski is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum and he received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
On March 17, 2004, the Compensation Committee approved an employment agreement with the Company’s Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen is three years and he is required to devote 100% of his business time to the business of the Company. Mr. Allhusen’s base salary is $120,000 per annum and he received options to purchase 750,000 shares at $0.75 per share as additional compensation for entering into the agreement.
NOTE 8 – Subsequent Events
Clarence Kelley
On April 20, 2005, we signed a letter of intent to acquire 1138, Inc., a Kansas corporation, doing business as Clarence M. Kelley and Associates. The letter of intent provided for Clarence Kelley to be merged with and into our company. Under the terms of the letter of intent, the shareholders of Clarence Kelley would have received 50% of the purchase price at closing, and that the balance of purchase price would be issued 25% at the end of the first anniversary of the closing and 25% at the end of the second anniversary of the closing, in each case subject to the fulfillment of mutually agreed to performance benchmarks and the terms of a definitive agreement. The installment payments in each case were conditioned upon the company maintaining gross revenue equal to at least 90% of gross revenue at closing and net revenue margin not less than that at closing. All common shares issued by us as part of the purchase price would have included piggyback registration rights. It was contemplated that the purchase price would be subject to offset on negotiated terms and conditions. The number of shares to be issued by us to the shareholders in the proposed transaction would have been appropriately decreased to reflect the intrinsic value of any warrants or options assumed by us or for which replacement options or warrants with equivalent economic benefits were issued by us. On August 2, 2005, we extended the letter of intent until March 31, 2006. On March 31, 2006, the Company expects the LOI to expire without executing a binding definitive agreement. At this point, both companies continue discussions concerning an acquisition, but there can be no assurance that the Company will be successful in achieving closure on the proposed transaction. In the interim, both companies have executed a reseller agreement such that Caneum will offer Clarence Kelley’s pre-employment screening and background investigations capability as a core component to its human resources business process outsourcing (BPO) offering to its customers.
Barron Transaction
     On March 24, 2006, the Company entered into and closed a funding agreement with Barron Partners, LP (“Barron”). Pursuant to the Preferred Stock Purchase Agreement which set forth the terms of the funding, the Company issued 4,000,000 shares of Series A Preferred Stock to Barron at $0.50 per share for gross proceeds of $2,000,000. The Series A Preferred Stock is convertible into shares of the Company’s common stock on a share-for-share basis, and is subject

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
to adjustment in the event of certain corporate transactions. In addition, if the Company fails to meet certain adjusted EBITDA targets for 2006 or 2007, it has agreed to issue additional shares of Series A Preferred Stock to Barron, not to exceed 2,600,000 shares. Pursuant to the agreement with Barron, the Company also issued 4,000,000 A Warrants exercisable at $0.50 per share, 2,000,000 B Warrants exercisable at $1.00 per share, and 2,000,000 C Warrants exercisable at $1.50 per share. The warrants are exercisable immediately and expire on March 24, 2010. At any time that the average closing sale price of our common stock for a period of twenty consecutive trading days equals or exceeds 200% of the then existing exercise price of the warrants, and provided that a registration statement covering the shares underlying the warrants is available for the resale of the common shares, the Company has the right, upon twenty days written notice to the warrant holders, to call the warrant for cancellation in whole or in part. Maximum potential funding pursuant to the agreement with Barron, including the purchase of the Series A Preferred Stock and assuming the exercise of all of the warrants, of which there is no assurance, is $9,000,000. At closing, the Company also paid a $50,000 due diligence fee to Barron.
     The Preferred Stock Purchase Agreement also prevents any officer or director of the Company from selling any shares for a period of six months from March 24, 2006.
     As placement agent for the funding transaction with Barron, Ascendiant Securities, LLC (“Ascendiant”) received $160,000 at closing and the Company issued to them 60,000 common shares and 160,000 A Warrants, 80,000 B Warrants, and 80,000 C Warrants. The Company has also agreed to issue to Ascendiant warrants equal to 8% of the shares issued to Barron upon any future exercise of the outstanding warrants issued to Barron upon the same terms as the warrants so exercised. If all of the warrants are exercised by Barron, the Company would be obligated to issue a total of 320,000 A Warrants, 160,000 B Warrants, and 160,000 C Warrants to Ascendiant. The Company has agreed to register the common shares underlying the warrants and the 60,000 common shares issued to Ascendiant.
     In connection with the closing of this funding transaction on March 24, 2006, the Company entered into a Registration Rights Agreement with Barron and has agreed to register the common shares issuable upon conversion of the outstanding shares of the Series A Preferred Stock and the common shares issuable upon exercise of the warrants held by Barron. If the registration statement is not effective within six months from March 24, 2006, the Company has agreed to pay liquidated damages equal to 30,000 shares of common stock for each thirty-day period after this six-month period during which the registration statement is not effective, or if the Company does not maintain the effectiveness of the registration statement, up to a maximum of 240,000 shares.
Tier One Transaction

CANEUM, INC.
Notes to Financial Statements
December 31, 2005
     On March 28, 2006, the Company entered into and closed a Stock Purchase Agreement with Tier One Consulting, Inc. (“Tier One”) and its two shareholders, Michael A. Willner and Robert J. Morris, in which the Company acquired all of the outstanding shares of Tier One. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversary of the closing. In addition, the Company deposited $343,750 into a designated bank account for payment toward the first installment and it agreed to reserve a like amount from our bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. The funds for the payment at closing and the deposit into the designated bank account were furnished from the funding transaction with Barron described above. As a result of the acquisition of all of the outstanding stock of Tier One from its shareholders, Tier One is now a wholly owned subsidiary of the Company with Alan Knitowski, the Company’s Chairman, Gary Allhusen, its Executive Vice-President, and Robert J. Morris, its Senior Vice-President, constituting the board of directors of Tier One.
     Effective with the closing of the transaction with Tier One, the Company entered into two-year full-time employment agreements with Messrs. Willner and Morris and appointed them Senior Vice-Presidents of the Company. Each employment agreement provides for a base salary of $200,000 and each person was granted options to purchase 1,000,000 shares of the Company’s common stock pursuant to its existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter beginning with the quarter ending March 31, 2006, with the first 62,500 options vesting on March 31, 2006, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if the Company terminates him without cause.
     Tier One is an information technology services and solutions provider located in Aliso Viejo, California. It was founded in 2003 and has been managed by Messrs. Willner and Morris. It currently has over forty customers, including commercial and government entities. Representative vertical industries associated with Tier One’s customer base include automotive, banking, communications, consumer goods, energy, financial services, insurance, government, media and entertainment, medical, technology, and utilities. Over the last eighteen months, the Company has outsourced several projects for its clients to Tier One.
Stock Issuances
     Subsequent to December 31, 2005, the Company issued an aggregate of 707,130 shares of common stock in connection with a private offering and the exercise of stock options and received cash proceeds of $480,000.

TIER ONE CONSULTING, INC.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Tier One Consulting, Inc.
We have audited the accompanying balance sheets of Tier One Consulting, Inc., as of December 31, 2005 and 2004, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tier One Consulting, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Mendoza Berger & Company, LLP

Mendoza Berger & Company, LLP
Irvine, California
May 26, 2006

TIER ONE CONSULTING, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Current assets:
Cash	$—	$9,605
Accounts receivable, net	1,038,070	679,159
Prepaid expenses and other current assets	10,131	8,221

Total current assets	1,048,201	696,985

Property and equipment, net (Note 3)	13,011	10,713
Website development costs, net (Note 4)	29,224	5,667
Deferred taxes (Note 9)	—	1,200
Stockholder loan	—	33,615

Total assets	$1,090,436	$748,180

LIABILITIES AND STOCKHOLDER’S EQUITY

	2005	2004
Current liabilities:
Bank overdraft	$89,789	$277,611
Accounts payable and other accrued expenses	324,587	—
Accrued salaries and bonuses	5,562	—
Line of credit (Note 5)	59,470	—
Income tax payable (Notes 1 and 9)	1,500	—
Deferred taxes (Note 9)	9,300	6,000
Note payable to stockholder (Note 6)	47,000	185,000
Other current liabilities	1,019	686

Total current liabilities	538,227	469,297

Commitments (Note 7)	—	—

Stockholders’ equity:
Common Stock, par value $0.0033, 1,000,000 shares authorized; 300,000 shares issued and outstanding	1,000	1,000
Retained earnings	551,209	277,883

Total stockholders’ equity	552,209	278,883

Total liabilities and stockholders’ equity	$1,090,436	$748,180

The accompanying notes are an integral part of these financial statements

2

TIER ONE CONSULTING, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues	$5,404,346	$3,802,162
Cost of services	3,407,445	2,260,068

Gross profit	1,996,901	1,542,094

General and administrative expenses	1,572,368	1,340,338

Income from operations	424,533	201,756

Other income (expense):
Interest income	—	1,230
Interest expense	—	(5,606)

Income before provision for income taxes	424,533	197,380

Income tax provision (Notes 1 and 9)	6,000	5,600

Net income	$418,533	$191,780

Basic and diluted earnings per share	$1.40	$1.16

Weighted average shares outstanding	300,000	165,835

The accompanying notes are an integral part of these financial statements

3

TIER ONE CONSULTING, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock			Total
	Number		Retained	Stockholder’s
	of Shares	Amount	Earnings	Equity
Balance, December 31, 2003 (unaudited)	3	$1,000	$96,575	$97,575
Three hundred thousand-for-three stock split, June 10, 2004	299,997	—	—	—
Distributions to stockholders	—	—	(10,472)	(10,472)

Net income	—	—	191,780	191,780

Balance, December 31, 2004	300,000	1,000	277,883	278,883
Distributions to stockholders	—	—	(145,207)	(145,207)

Net income	—	—	418,533	418,533

Balance, December 31, 2005	300,000	$1,000	$551,209	$552,209

The accompanying notes are an integral part of these financial statements

4

TIER ONE CONSULTING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows provided by operating activities:
Net income	$418,533	$191,780
Adjustment to reconcile net income to cash provided by (used in) operating activities:
Payroll depreciation and amortization	—	27,776
Changes in operating assets and liabilities:
Depreciation and amortization	14,231	7,088
Accounts receivable and other receivables	(358,911)	(450,696)
Prepaid expenses and other assets	(1,910)	(4,056)
Accounts payable and other accrued expenses	47,309	220,914
Accrued salaries and bonuses	5,562	—
Deferred taxes	4,500	4,800
Income tax payable	1,500	—

Net cash provided (used) by operating activities	130,814	(2,394)

Cash flows used from investing activities:
Purchases of property and equipment	(8,086)	(6,468)
Software and website development costs	(32,000)	—
Stockholder loan	33,615	(33,615)

Net cash used by investing activities	(6,471)	(40,083)

Cash flows from financing activities:
Bank overdraft	89,789	—
Net borrowings under revolving line of credit	59,470	—
Proceeds from notes payable	—	55,000
Repayment of notes payable	(138,000)	(12,000)
Distributions to stockholders	(145,207)	(10,472)

Net cash provided (used) by financing activities	(133,948)	32,528

Net decrease in cash	(9,605)	(9,949)

Cash, beginning of year	9,605	19,554

Cash, end of year	$—	$9,605

The accompanying notes are an integral part of these financial statements

5

TIER ONE CONSULTING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$—	$5,606

Income taxes	$—	$800

6

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Tier One Consulting, Inc. (the Company) was incorporated in California on March 17, 2003. The Company’s primary business is providing information technology consulting services to federal, state and local governments, public utilities, Fortune 1000 companies, and other large organizations.

Revenue Recognition

The Company recognizes revenues as professional services are performed, fee is fixed or determinable and collectibility is reasonably assured. The majority of these services are provided under “time and expenses” billing arrangements and revenues are recorded as work is performed. Revenues are also derived from short-term fixed fee contracts primarily with government agencies.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated under the straight line method over the estimated useful lives ranging from three to five years.

Income Taxes

On March 18, 2003, the Company elected to be taxed as an “S” Corporation. Accordingly, the Company has not provided for federal income taxes since the income tax liability is that of the individual stockholders. The Company is subject to California state income tax, which is the greater of $800 or 1.5% of taxable income and, accordingly, a provision for such taxes has been included in the accompanying financial statements and as disclosed in Note 9.

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of trade receivables.

The Company extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history, and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management’s expectations.

7

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk (Continued)

The Company earned revenues from one (1) customer that represented approximately 36% and 36% of revenues for the years ended December 31, 2005 and 2004, respectively. The accounts receivable balance from this customer aggregated $440,487 and $165,873 at December 31, 2005 and 2004, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts for the Company’s cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, notes payable and other liabilities approximate their fair value.

2.	STOCKHOLDER LOAN

The Company had an unsecured loan receivable from one stockholder, which bore an interest rate of 4.25% and was due on demand. The balance at December 31, 2004 was $33,615. The loan was paid off as of December 31, 2005.

8

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

3.	PROPERTY AND EQUIPMENT

Property and equipment at December 31 consisted of the following:

	2005	2004
Computer equipment	$23,119	$15,032

Accumulated depreciation	10,108	4,319

	$13,011	$10,713

Depreciation expense for the years ended December 31, 2005 and 2004 was $5,789 and $3,088, respectively.

4.	CAPITALIZED WEBSITE DEVELOPMENT COSTS

The Company capitalizes certain website development costs and enhancements thereto. Such capitalized amounts are amortized commencing when the website is put into operation using the straight-line method over the remaining estimated useful life of the related website. The Company anticipates that the useful life of the website once put into full operation is 5 years. Although it is possible that management’s estimate for the future net realizable value could change in the near future, management is not currently aware of any events that would result in a change to its estimate which would be material to the Company’s financial position or its results of operations.

The amount of website development costs capitalized during the years ended December 31, 2005 and 2004, was $32,000 and $0, respectively. Amortization of website development costs charged to expense during the years ended December 31, 2005 and 2004, was $8,442 and $4,000, respectively.

5.	LINE OF CREDIT

The Company has an unsecured $60,000 line of credit with Wells Fargo Bank used to fund the Company’s short-term working capital requirements. The line of credit bears interest at “a reference rate”, as defined, minus 1% per annum. The balance is payable monthly and the line of credit has a maturity date of June 11, 2006 The line of credit is secured by substantially all of the assets of the Company and personally guaranteed by the Company’s stockholders. The line of credit was acquired by Caneum, Inc. when the Company was acquired in March 2006 (see Note 9). The outstanding balances under the line of credit were $59,470 and $0 at December 31, 2005 and 2004, respectively.

9

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

5.	LINE OF CREDIT (Continued)

Additionally, the Company executed a new $250,000 relationship ready credit agreement with Citibank on December 20, 2005. The agreement bears interest at the Wall Street Journal Prime Rate, plus 0.5% per annum. The agreement is secured by substantially all of the assets of the Company and is personally guaranteed by the Company’s stockholders. There was no outstanding balance under this agreement at December 31, 2005

6.	NOTE PAYABLE TO STOCKHOLDER

Note payable to stockholder is as follows:

	2005	2004
Unsecured note payable to Michael A. Willner bearing interest at 4.25%, payable on demand.	$47,000	$185,000

7.	COMMITMENTS

Lease Commitments

The Company leased its corporate office in Aliso Viejo, California under an operating lease that expired on May 31, 2006. Subsequently, the Company moved its corporate office to those occupied by the Company’s acquiror, Caneum Inc. in Newport Beach, California as described in Note 9. Because the lease was renewed on a quarterly basis after year-end 2005, there was no future minimum lease payment as of December 31, 2005.

Rent expense for the Company’s operating facility totaled $35,258 and $21,268 for 2005 and 2004, respectively.

8.	STOCKHOLDERS’ EQUITY

On June 10, 2004, the shareholders approved an increase in the issued and outstanding common stock from 3 shares to 300,000 shares, reduced the par value from $333.33 to $.003 per share, and approved a three-for-three hundred thousand common stock split. All references to per share amounts in the financial statements reflect the stock split.

10

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

9.	INCOME TAXES

The state income tax provision (benefit) at December 31 is summarized as follows:

	2005	2004
Current provision	$1,500	$800
Deferred provision	4,500	6,000
Deferred benefit	—	(1,200)

	$6,000	$5,600

The state income tax rate at December 31 is detailed below:

	2005	2004
Current provision	$0.004%	$0.002%
Deferred provision	1.496%	1.607%
Deferred benefit	—%	(0.109)%

	$1.500%	$1.500%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant differences between the carrying amounts relate to the use of the cash method by the Company for income tax purposes whose components primarily consist of accounts receivable, accounts payable and net operating loss carryforwards.

10.	SUBSEQUENT EVENTS

Purchase of Company by Caneum, Inc.

Effective March 28, 2006, 100% of the outstanding stock of the Company was purchased by Caneum, Inc. of Newport Beach, California, for $2,750,000 in cash. The purchase price may be lowered if the Company’s 2005 earnings before interest and taxes (“EBIT”) falls below $300,000. The two shareholders of record have executed employment agreements with Caneum, Inc. and will continue to manage the Company for a period of two years, automatically renewable on an annual basis thereafter, unless notice is given by either one.

11

TIER ONE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

10.	SUBSEQUENT EVENTS (Continued)

Purchase of Company by Caneum, Inc. (Continued)

The purchase price was allocated as follows:

Current assets	$1,048,201
Property and equipment	13,011
Other long-term assets	29,224
Current liabilities	(538,227)

Estimated fair value of tangible assets acquired	552,209

Goodwill and other intangible assets	2,197,791

$2,750,000

Caneum, Inc. has classified the excess of the purchase price over the estimated fair value of the tangible net assets acquired as goodwill as of December 31, 2005. Caneum, Inc. is in the process of analyzing the components of the intangible assets to determine the final purchase price allocation.

12

CANEUM, INC.
PROFORMA FINANCIAL STATEMENTS

CANEUM, INC.
PROFORMA BALANCE SHEET
(UNAUDITED)
AS OF DECEMBER 31, 2005
ASSETS

December 31,
2005
CURRENT ASSETS
Cash and cash equivalents	$99,760
Accounts receivable	1,445,405
Prepaid expenses and other assets	129,980

TOTAL CURRENT ASSETS	1,675,145

FIXED ASSETS
Fixed Assets	83,247
Depreciation	(26,455)

TOTAL FIXED ASSETS	56,792

OTHER ASSETS
Goodwill	1,348,325
Employment contracts	78,000
Capitalized customer contracts/relationships	670,000
Capitalized licenses, service marks and intellectual property.	90,000

2,186,325
Amortization	(218,000)

1,968,325

TOTAL ASSETS	$3,700,262

See accompanying notes to the proforma financial statements

CANEUM, INC.
PROFORMA BALANCE SHEET
(UNAUDITED)
AS OF DECEMBER 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

December 31,
2005
CURRENT LIABILITIES
Bank overdraft	$89,789
Accounts payable and accrued liabilities	548,523
Credit line	66,303
Accrued payroll and related liabilities	31,401
Income tax payable	1,500
Deferred tax payable	9,300
Note payable to stockholder	47,000
Purchase payable in cash and 1st installment	2,062,500

TOTAL CURRENT LIABILITIES	2,856,316

COMMITMENTS AND CONTINGENCIES

LONG TERM LIABILITIES	—

Purchase price installment	687,500

TOTAL LIABILITIES	$3,543,816

STOCKHOLDERS’ EQUITY
Common stock, 100,000,000 shares authorized at $.001 par value: 5,386,991 shares issued and issuable, respectively	5,386
Preferred Stock, 20,000,000 shares authorized at $.001 par value: 0 shares issued and issuable, respectively	—
Paid in capital	—
Additional paid in capital	3,434,328
Accumulated deficit	(3,243,268)
Deferred compensation	(40,000)

TOTAL STOCKHOLDERS’ EQUITY	156,446

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,700,262

See accompanying notes to the proforma financial statements

CANEUM, INC.
PROFORMA STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2005

December 31,
2005
12 months
REVENUE	$7,488,489

COST OF REVENUE	4,992,429

GROSS PROFIT	2,496,060

OPERATING EXPENSES	3,565,409

LOSS FROM OPERATIONS	(1,069,349)

OTHER INCOME (EXPENSE)
Interest income	1,737

TOTAL OTHER INCOME (EXPENSE)	1,737

LOSS BEFORE INCOME TAX	(1,067,612)

INCOME TAX EXPENSE	(6,800)

NET LOSS	(1,074,412)

BASIC AND DILUTED LOSS PER COMMON SHARE	(0.23)

SHARES USED IN LOSS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	4,670,050
See accompanying notes to the proforma financial statements

Caneum, Inc.
Notes to the Pro Forma Financial Statements
December 31, 2005

NOTE 1 – BASIS OF PRESENTATION
The Unaudited Pro Forma Combined Balance Sheet of the Company as of December 31, 2005, and the Statement of Operations for the Company for the year ended December 31, 2005, have been prepared to illustrate the estimated effect of the combination of Caneum, Inc. and Tier One Consulting, Inc. The pro forma financial statements do not purport to be indicative of the results of operations or financial position of the Company that would actually be attained had such transactions been completed on the assumed dates and for the period presented, or which may be attained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions the Company believes are reasonable. The pro forma financial statements should be read in conjunction with the separate historical financial statements of the individual companies and the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere.
NOTE 2 – ACQUISITION
On March 28, 2006, the Company entered into and closed a Stock Purchase Agreement with Tier One Consulting, Inc. (“Tier One”) and its two shareholders, Michael A. Willner and Robert J. Morris, in which the Company acquired all of the outstanding shares of Tier One. The purchase price for the shares of Tier One was $2,750,000, of which $1,375,000 was paid at closing and the balance of which is payable in two equal installments on the first and second anniversary of the closing. In addition, the Company deposited $343,750 into a designated bank account for payment toward the first installment and it agreed to reserve a like amount from its bank lines of credit for payment of the first installment, if necessary. The installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. The funds for the payment at closing and the deposit into the designated bank account were furnished from the funding transaction with Barron described in Note 6 to the condensed consolidated financial statements contained in the Company’s Form 10-QSB for the quarter ended March 31, 2006. As a result of the acquisition of all of the outstanding stock of Tier One from its shareholders, Tier One is now a wholly owned subsidiary of the Company. The allocation of the purchase price to the net tangible and intangible assets of Tier One is described in Note 3.

Caneum, Inc.
Notes to the Pro Forma Financial Statements
December 31, 2005

NOTE 3 – PURCHASE PRICE
The allocation of the purchase price to the assets acquired and liabilities assumed was determined based on management’s best estimate considering all information available to it. The purchase price was allocated as follows:

Total Purchase Price
Total purchase price	$2,750,000
Costs of acquisition	27,522

Total Purchase price	$2,777,522

Allocation of Purchase price
Goodwill	$1,348,325
Employment contracts	78,000
Customer relationships	670,000
Licenses, service marks and intellectual property	90,000
Current assets	819,343
Fixed assets, net	36,994
Accounts payable and accrued liabilities	(265,140)

Total allocated	$2,777,522

Management considers the book value of Tier One’s assets and liabilities to be a fair representation of their value. For most of these assets book value is a close approximation of fair value as these assets and liabilities will soon turn to cash or require cash to pay them. For fixed and other assets it is a fair representation of the price at which they could change hands between a willing buyer and seller.
Employment contracts have been considered to have an estimated fair value of $78,000. This is based on the the estimated retention costs associated and benefits to accrue from the retention of the individuals concerned.
Customer relationships have been considered to have an estimated fair value of $670,000. Such amount is based on applying discounted cash flows to the revenue estimated to be generated and benefits to accrue from Tier One’s customers’ contacts and relationships.
Licenses, service marks and intellectual property have been considered to have an estimated fair value of $90,000. Such amount is based on the the estimated market price of specific licenses and intellectual property.
The remaining costs have been recorded as goodwill.

Caneum, Inc.
Notes to the Pro Forma Financial Statements
December 31, 2005

NOTE 4 – INTANGIBLE ASSETS
Caneum will capitalize the following intangible assets which will be amortized over the estimated useful lives with amortization expense as follows:

	Intangible		Amortization
Description	Asset	Life	(12 months)
Employment contracts	$78,000	2	$39,000
Customer relationships	670,000	5	134,000
Licenses, service marks and intellectual property	90,000	2	45,000

	$838,000		$218,000

Management has considered SFAS No.141—Business Combinations, SFAS No. 142 — Goodwill and Other Intangible Assets, and EITF 02-17, in assigning values to the assets purchased. Management believes that there is no distinct relationship between any individual customer contracts and the customer relationship itself. Additionally, while there are contracts in place, management considers the real value is in the relationships and the expectations for future contracts. Management has decided to amortize these assets, in the aggregate, over a life of 5 years, as this is management’s estimation of the period over which the assets are expected to contribute directly or indirectly to the future cash flows of Tier One.
NOTE 5 – COSTS OF ACQUISITION
Costs of $27,522, which include directly attributable attorney and accounting fees, have been recorded relating to this transaction and such amount has been reflected in the purchase price of the acquisition.

[OUTSIDE BACK COVER]
Caneum, Inc.
[A Nevada Corporation]
17,859,545 Shares
Common Stock

PROSPECTUS
CANEUM, INC.
170 Newport Center Drive
Suite 220
Newport Beach, CA 92660
Telephone (949) 273-4000
_______________, 2006

Until                     , 2006, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.
     Article VI of our bylaws provides that we are required, subject to a determination by the board that the individual meets the applicable standard of conduct under Nevada law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law. Under Nevada law a director is required to act in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation. In order to be indemnified under Nevada law in connection with any criminal action or proceeding, the individual must have had no reasonable cause to believe his conduct was unlawful. Also, Nevada law requires that directors and officers must exercise their powers in good faith and with a view to the interests of the corporation.
     We have employment agreements with Suki Mudan, our President and a director; Gary Allhusen, our Executive Vice-President; Michael A. Willner, a Senior Vice-President; and Robert J. Morris, a Senior Vice-President. We also have a consulting agreement with Robert F. Mitro, a director. Each of these agreements contains indemnification provisions which require us, to the extent permitted in our bylaws, to indemnify and hold the individual harmless in the event he is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer or employee of our company, or is or was serving at our request as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether or not the basis of such proceeding is the individual’s alleged action in an official capacity while serving as a director, officer, member, employee or agent. These agreements also require us to advance to the individual all reasonable costs and expenses incurred by him in connection with a proceeding upon written request for such advance. This request must include an undertaking by the individual to repay the amount of the advance if it is ultimately determined that the individual was not entitled to be indemnified against the costs and expenses. Each of the individuals to whom we have granted these indemnification rights has acknowledged that we may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of our right under public policy to indemnify the individuals.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution
     The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission — Registration Fee	$1,580
State filing Fees	$2,500
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$30,000
Miscellaneous	$10,920

Total	$75,000

     None of the expenses of the offering will be paid by the selling security holders.
Item 26. Recent Sales of Unregistered Securities
     Within the past three years we have granted stock options and shares of our common stock, and issued shares of our common stock upon the exercise of outstanding options, under our 2002 Stock Option/Stock Issuance Plan without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) or 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Except as set forth in the tables below, each person receiving either options or shares of common stock was an accredited investor as defined in Rule 501 of Regulation D. The following table sets forth the name of the individual to whom options were granted, the date of the grant, the number of shares underlying the options granted, the exercise price of the options, and whether the individual was an accredited investor:

		Shares Underlying		Accredited
Name	Date of Grant	Options	Exercise Price	Investor
Alan S. Knitowski	8/14/03	1,000,000	$0.55	X
Suki Mudan	8/14/03	1,000,000	$0.55	X
Robert F. Mitro	8/14/03	750,000	$0.55	X
Jason Daggett	8/14/03	55,000	$0.55	X
Dr. Avtar Singh Ranshi	8/14/03	45,000	$0.55	X
Luan Dang	10/28/03	37,500	$0.75	X
Eric Bronk	10/28/03	150,000	$0.75	X
Gary Allhusen	3/17/04	750,000	$0.75	X
Brittany Mason	4/28/04	5,000	$0.75	X
Eric Bronk	5/28/04	100,000	$0.75	X
Charlie Sundling	6/30/04	500,000	$0.75	X
Raju Patel	6/30/04	500,000	$0.75	X
Douglas Wadkins	7/28/04	50,000	$3.00	X
Dr. Avtar Singh Ranshi	8/14/04	50,000	$2.40	X
Bernie Snow	9/22/04	268,000	$2.44	X
Pashanth Mothukuri	9/22/04	20,000	$2.44
Brittany Mason	10/26/04	80,000	$2.50	X
Mehesh Shah	1/1/05	500,000	$2.38	X
Mehesh Shah	2/23/05	125,000	$1.50	X
Andy Miller	4/11/05	350,000	$1.58
Luan Dang	5/2/05	50,000	$1.49	X
Douglas Wadkins	5/2/05	37,500	$1.49	X
Luan Dang	6/1/05	200,000	$1.40	X
Stephen Murphy	7/27/05	20,000	$1.09	X

		Shares Underlying		Accredited
Name	Date of Grant	Options	Exercise Price	Investor
Dr. Avtar Singh Ranshi	8/14/05	50,000	$1.11
Andy Miller	11/16/05	150,000	$0.71	X
Roger Goulette	12/30/05	50,000	$0.85	X
Chris Deelsnyder	3/22/06	40,000	$0.83	X
Michael A. Willner	3/28/06	1,000,000	$0.83	X
Robert J. Morris	3/28/06	1,000,000	$0.83	X
Catherine F. Reid	3/28/06	25,000	$0.83
Stacey L. Yinger	3/28/06	25,000	$0.83
Richard Leonard	4/10/06	125,000	$0.70
Richard Low	4/17/06	30,000	$0.70
The following table sets forth the name of each individual who was granted shares of our common stock under the plan, the date of the grant, the number of shares granted, and whether the individual was an accredited investor:

Name	Date of Grant	Number of Shares	Accredited Investor
Brittany Mason	6/16/04	5,000	X
Suki Mudan	10/26/04	13,065	X
Alan S. Knitowski	10/26/04	14,033	X
Robert Mitro	10/26/04	6,049	X
Alan S. Knitowski	11/16/05	76,056	X
Suki Mudan	11/16/05	59,155	X
Gary Allhusen	11/16/05	60,000	X
Roger Goulette	12/30/05	40,000	X
Ronald N. Vance	2/17/06	5,813
Chris Deelsynder	3/22/06	40,000	X
Ronald N. Vance	4/3/06	13,404
Richard Low	4/17/06	14,286
Ronald N. Vance	5/1/06	994
Luan Dang	5/2/06	50,000	X
The following table sets forth the name of each individual who has exercised outstanding options, the date of exercise, the number of shares issued upon the exercise, the gross proceeds received by us from the individual for the payment of the exercise price, and whether the individual was an accredited investor:

Name	Date of Exercise	Shares Issued	Gross Proceeds	Accredited Investor
Alan S. Knitowski	12/1/05	275,000	$151,250	X
Suki Mudan	1/30/06	45,454	$25,000	X
Dr. Avtar Singh Ranshi	1/30/06	45,000	$22,500	X
Robert F. Mitro	3/30/06	150,000	$82,500	X
Each non-accredited investor was a sophisticated investor as defined in Rule 506 of Regulation D and was provided access to the same type of information that would be available in a prospectus. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the documents evidencing the options and the shares. Each represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each represented that he or she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants or share issuances. No underwriting discounts or commissions were paid in connection with the grants and share issuances.
     On May 1, 2003, we commenced an offering of up to 1,000,000 shares of common stock at $0.50 per share for gross proceeds of $500,000. The offering closed on June 3, 2003. The following table sets forth the name of, the number of shares sold to, and the amount of proceeds received from each investor:

	Number
Name	of Shares	Amount
Steve Anderson	100,000	$50,000
Richard Brown	50,000	25,000
Luan Dang	100,000	50,000
Tymberlee Ekis	40,000	20,000
Knitowski Children’s Trust	70,000	35,000
Knitowski Family Trust	100,000	50,000
Mitro Living Trust	100,000	50,000
Jim Morris	50,000	25,000
Manjeet Mudan	40,000	20,000
Minh Nguyen	100,000	50,000
Avtar Ranshi	100,000	50,000
Sheikh Family Trust	20,000	10,000
Richard J. Tierney	30,000	15,000
Douglas Wadkins	100,000	50,000
These shares were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Each investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. Each investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     In August 2003 we issued 50,000 shares of common stock to Ronald N. Vance, our outside legal counsel, for legal services performed for our company. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Vance delivered appropriate investment representations with respect to the issuance of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Mr. Vance represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He also represented that he had had access to all of the reports made by us with the Securities and Exchange Commission. Mr. Vance further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the issuance of these shares.
     On August 18, 2003, we commenced an offering of up to 1,000,000 shares of common stock at $0.75 per share for gross proceeds of $750,000. The offering closed on October 10, 2003. The following table sets forth the name of, the number of shares sold to, and the amount of proceeds received from each investor:

	Number
Name	of Shares	Amount
47th Place Carpet & Linoleum Inc.	35,000	$26,250
Peter & Danielle Anderson	24,667	18,500
Linda Belanger	26,800	20,100

	Number
Name	of Shares	Amount
Mike Borsetti	100,000	75,000
Kenneth Choy, Trustee, Choy Trust	30,000	22,500
Michael J. Christianson, Inc.	33,500	25,125
John Falzon	25,000	18,750
Jim Henderson	33,333	25,000
Nancy Do Hoang	40,000	30,000
Knitowski Family Trust	66,667	50,000
Edwin M. Knitowski	25,000	18,750
Jackie Lee	25,000	18,750
James Liu & Winnie Wong	25,000	18,750
Walter Joseph & Karen Hinz Machock	33,333	25,000
Scott McCall	6,668	5,000
Robert F. Mitro Living Trust	84,000	63,000
Sukhbir S. Mudan	1,032	774
Cuong Ngo	40,000	30,000
Matthew Portoni	35,000	26,250
Shan Family Trust	25,000	18,750
Matthew M. Simi	33,333	25,000
Steele Family Revocable Living Trust	25,000	18,750
Stella & William A. Steen	32,000	24,000
Naomi Tomita	25,000	18,750
Philip & Kristin Wade	26,667	20,000
Wherle & Anderson Pension Plan	33,333	25,000
Nicholas & Deborah Williams	70,000	52,500
Jack H Willingham	25,000	18,750
Todd Wilson	6,667	5,000
John H. Wolfe	8,000	6,000

TOTAL	1,000,000	$750,000

These shares were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Of the total investors, seven represented that they were not accredited investors and twenty-three represented that they were accredited as defined in Rule 501 of Regulation D at the time of the purchase. Each non-accredited investor was a sophisticated investor as defined in Rule 506 of Regulation D. Each investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Each investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. Each investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     In April 2004 we entered into an engagement agreement with Jon Jensen to provide legal services in connection with an acquisition transaction. As part of the consideration to be paid for such services, we agreed to issue shares of our common stock at the rate of $0.75 per share. For services rendered from April 2004 through December 2004, we issued a total of 25,271 shares to Mr. Jensen. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Jensen was a sophisticated investor as defined in Rule 506 of Regulation D and was provided access to the same type of information that would be available in a prospectus. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates evidencing the shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Jensen represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.
     On September 30, 2004, we commenced an offering of up to 500,000 shares of common stock at $2.00 per share for gross proceeds of $1,000,000. The offering closed on January 26, 2005. The following table sets forth the name of, the number of shares sold to, and the amount of proceeds received from each investor:

	Number
Name	of Shares	Amount
Casey Family Trust	13,000	$26,000
Mei-Lien Changlee	50,000	100,000
Wilkie Lau	25,000	50,000
Robert Mitro	20,000	40,000
Duyen Huong Nguyen	15,000	30,000
Norman Family Revocable Trust	25,000	50,000
Hoan Tran	37,500	75,000
Marcia A. Girard	25,000	50,000
Kevin M. Morgan	12,500	25,000
Trymetris Capital Fund I, LLC	100,000	200,000
Naaim Ali Yahya	15,000	30,000

TOTAL	338,000	$676,000

These shares were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Each investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. Each investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     In February 2005 we entered into a consulting agreement with Robert Mitro, one of our directors, to provide consultation relating to general business and financials matters. As part of the consideration to be paid for such services, we agreed to issue shares of our common stock at the rate of $5,000 per month. The monthly fee is payable in shares of restricted stock at a price per share equal to the average closing bid (or sale if reported) price of the shares in the public trading market for the twenty trading days immediately preceding the first of the following month. For services rendered for through April 30, 2006, we issued 76,630 shares to Mr. Mitro. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Mitro represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of issuance. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the certificates. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Mitro represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grant.

     On March 14, 2005, we commenced an offering of up to 1,200,000 shares of common stock at a purchase price per share equal to a 20% discount to the average twenty-day closing price of our common stock on the date of purchase. The offering closed on June 17, 2005. The following table sets forth the name of, the number of shares sold to, and the amount of proceeds received from each investor:

	Number
Name	of Shares	Amount
Lorie Bright	19,716	$25,000
Charles Eckel & Laura Fraser	20,000	25,000
Robert F. Mitro Living Trust	40,000	50,000
Russell Richenberg	19,605	25,000
Todd Wilson	19,860	25,000
Hoang H. Tong	20,000	25,000
Chok Lam	20,000	25,000
Lau T. and Mai-Anh P. Nguyen	40,000	50,000
Geneva Tram Dang 2000 Trust	16,000	20,000
Dang 2000 Children’s Trust	32,000	40,000
Camellia Thu Dang 2000 Trust	16,000	20,000
Uyen-Chi Dang	16,000	20,000
Peter Cuong Dac Ta	20,000	25,000

TOTAL	299,181	$375,000

These shares were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Each investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. Each investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     In June 2005, we granted five-year warrants to Stephen Murphy to purchase a total of 25,000 shares at $1.40 per share for services rendered as company accountant. The warrants were immediately exercisable. All of these warrants were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Murphy represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the warrants. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Murphy was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the warrants. No underwriting discounts or commissions were paid in connection with the grant.
     In June 2005, we granted five-year warrants to Ronald N. Vance, our legal counsel, to purchase a total of 25,000 shares at $1.40 per share for services rendered as corporate secretary. The warrants are immediately exercisable. All of these warrants were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Vance was a sophisticated investor as defined in Rule 501 of Regulation D at the time of the granting. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the warrants. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Vance was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the warrants. No underwriting discounts or commissions were paid in connection with the grant.
     On October 1, 2005 we commenced a unit offering of up to 2,000,000 shares of common stock and common stock purchase warrants at $0.75 per unit for gross proceeds of $1,500,000. Each investor received stock purchase warrants at a rate of 50% of the shares purchased. The warrants are exercisable through December 31, 2012 at $1.00 with certain incentive discounts to the exercise price available through December 31, 2009. The offering closed on December 31, 2005. The following table sets forth the name of, the number of shares and warrants sold to, and the amount of proceeds received from each investor:

	Number	Number
Name	of Shares	of Warrants	Amount
Luan Dang	66,667	33,333	$50,000
Anthony & Christina Tse	34,000	17,000	25,500

TOTAL	100,667	50,333	$75,500

These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The investor was an accredited investor as defined in Rule 501 of Regulation D at the time of the purchase. The investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares and warrants. The investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. The investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     On January 2, 2006 we commenced a unit offering of up to 1,700,000 shares of common stock and common stock purchase warrants at $0.75 per unit for gross proceeds of $1,275,000. Each investor received stock purchase warrants at a rate of 50% of the shares purchased. The warrants are exercisable through March 31, 2013 at $1.00 with certain incentive discounts to the exercise price available through March 31, 2010. The following table sets forth the name of, the number of shares and warrants sold to, and the amount of proceeds received from each investor:

	Number	Number
Name	of Shares	of Warrants	Amount
Knitowski Family Trust	333,333	166,667	$250,000
Khai Trinh	33,338	16,669	25,004
Roger Goulette	33,333	16,667	25,000
Luyen Dang	66,667	33,333	50,000

TOTAL	466,671	233,336	$350,000

These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The investors were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. The investors delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares and warrants. The investors represented that they had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The investors also represented that they had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. The investors further represented that they had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.
     Pursuant to the terms of the Preferred Stock Purchase Agreement with Barron Partners LP, we issued 4,000,000 shares of Series A Preferred Stock, 4,000,000 A Warrants, 2,000,000 B Warrants, and 2,000,000 C Warrants to Barron on March 24, 2006. The securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Barron was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance of the preferred shares and warrants. Barron delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates evidencing such securities. The transaction with us was not entered into as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Representatives of Barron were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the sale of the preferred stock and the issuance of the warrants. We paid a placement fee to Ascendiant Securities, LLC consisting of $160,000, 60,000 common shares, and 160,000 D Warrants, 80,000 E Warrants, and 80,000 F Warrants.
     In connection with the closing of the Preferred Stock Purchase Agreement with Barron, we issued 60,000 common shares, and 160,000 D Warrants, 80,000 E Warrants, and 80,000 F Warrants to Ascendiant Securities, LLC on March 24, 2006. The warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ascendiant was an accredited investor as defined in Rule 501 of Regulation D at the time of each issuance. Ascendiant delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates evidencing the warrants. The transaction with us was not entered into as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Representatives of Ascendiant were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance of the warrants. No underwriting discounts or commissions were paid in connection with the issuance of these securities.

Item 27.	Exhibits

		Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Here-with
2.1 & 10.14	Stock Purchase Agreement dated March 28, 2006, with Tier One Consulting, Inc.	8-K	000-30874	2.1	3/30/06
3.1	Articles of Incorporation	10-KSB	000-30874	3.1	3/31/06
3.2	Current Bylaws	8-K	000-30874	3.2	8/4/ 04
4.1	Form of Common Stock Certificate	10-SB	000-30874	4.1	7/21/ 00

		Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Here-with
4.2	Amended 2002 Stock Option/Stock Issuance Plan *	8-K	000-30874	4.2	2/28/ 05
4.3 & 10.15	Grant of Stock Option Form used pursuant to the 2002 Stock Option/Stock Issuance Plan	10-QSB	000-30874	4.3 & 10.18	11/14/ 05
4.4	Certificate of Designations, Rights and Limitations of Series A Preferred Stock	8-K	000-30874	4.1	3/30/06
4.5	Form of Series A Preferred Stock Certificate	8-K	000-30874	4.2	3/30/06
4.6	Form of A Warrants exercisable at $.50	8-K	000-30874	4.3	3/30/06
4.7	Form of B Warrants exercisable at $1.00	8-K	000-30874	4.4	3/30/06
4.8	Form of C Warrants exercisable at $1.50	8-K	000-30874	4.5	3/30/06
4.9	Form of D Warrants exercisable at $.50	10-QSB	000-30874	4.1	5/15/06
4.10	Form of E Warrants exercisable at $1.00	10-QSB	000-30874	4.2	5/15/06
4.11	Form of F Warrant exercisable at $1.50	10-QSB	000-30874	4.3	5/15/06
4.13	Registration Rights Agreement with Barron Partners, LP	8-K	000-30874	4.6	3/30/06
4.14	Form of Warrants issued in 506 offerings					X
4.15	Form of Warrants issued to consultants					X
5.1	Opinion re Legality of Shares					X
10.1	Employment Agreement dated October 28, 2003, with Sukhbir Singh Mudan *	10-QSB	000-30874	10.6	11/7/ 03
10.2	Employment Agreement dated October 28, 2003, with Alan S. Knitowski *	10-QSB	000-30874	10.7	11/7/ 03
10.3	Employment Agreement dated October 28, 2003, with Robert F. Mitro *	10-QSB	000-30874	10.8	11/7/ 03
10.4	Employment Agreement dated March 17, 2004, with Gary D. Allhusen*	10-KSB	000-30874	10.9	3/30/ 04
10.5	Sublease dated July 1, 2004, with Cygni Capital LLC	10-KSB	000-30874	10.10	3/31/ 05
10.6	Management Services Agreement dated November 1, 2003, with Cygni Capital LLC	S-2/A	333-110373	10.11	12/24/ 03
10.7	Investment Relations Agreement dated December 2, 2004, with The Liquid Group, Inc.	10-KSB	000-30874	10.14	3/31/05
10.8	Settlement Agreement dated February 23, 2005, with Eric Bronk	10-KSB	000-30874	10.15	3/31/05
10.9	Warrant Certificate dated February 23, 2005, for Eric Bronk	10-KSB	000-30874	10.16	3/31/05
10.10	Consulting Agreement dated February 4, 2005, with Robert F. Mitro	10-KSB	000-30874	10.17	3/31/05
10.11	Preferred Stock Purchase Agreement Dated March 24, 2006, with Barron Partners, LP	8-K	000-30874	99.1	3/30/06
10.12	Employment Agreement dated March 28, 2006, with Robert Morris*	8-K	000-30874	99.2	3/30/06
10.13	Employment Agreement dated March 28, 2006, with Michael Willner*	8-K	000-30874	99.3	3/30/06
14	Code of Ethics	10-KSB	000-30874	14.1	3/30/04
21	List of Subsidiaries	10-KSB	000-30874	21.1	3/31/06
23.1	Consent of Haskell & White LLP, independent registered public accounting firm of Caneum					X
23.2	Consent of Mendoza Berger & Company, L.L.P., independent registered public accounting firm of Tier One					X
23.3	Consent of Attorney (included in Exhibit 5.1)					—

*	Management contract, or compensatory plan or arrangement required to be filed as an exhibit.

Item 28.	Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) Include any material or changed information with respect to the plan of distribution.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES
     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Newport Beach, California, on June 6, 2006.

CANEUM, INC.
By:	/s/ Sukhbir Singh Mudan
Sukhbir Singh Mudan
(Principal Executive Officer, Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Sukhbir Singh Mudan	Director, President and Treasurer	June 6, 2006
Sukhbir Singh Mudan

/s/ Alan Knitowski	Director	June 7, 2006

Alan Knitowski

Director

Robert F. Mitro

/s/ Avtar Singh Ranshi	Director	June 5, 2006

Dr. Avtar Singh Ranshi

Director

Luan Dang